Exhibit 10.10


             SIMON/CHELSEA ORLANDO DEVELOPMENT LIMITED PARTNERSHIP
                          LIMITED PARTNERSHIP AGREEMENT


          THIS LIMITED PARTNERSHIP AGREEMENT, executed as of January 22, 1999, (the "Partnership Agreement" or this "Agreement"), is made between and among S/C ORLANDO DEVELOPMENT LLC, a Delaware limited liability company ("S/C Orlando"), as a General Partner, CHELSEA GCA REALTY PARTNERSHIP, L.P. , a Delaware limited partnership ("Chelsea"), as a Limited Partner, and SIMON PROPERTY GROUP (FLORIDA), L.P., a Delaware limited partnership ("Simon"), as a Limited Partner.


                                    RECITALS:

          R-1. The parties hereto hereby form Simon/Chelsea Orlando Development Limited Partnership (the "Partnership") as a Florida limited partnership to acquire, own, develop, finance, manage and lease certain real property located in Orange County, Florida, consisting of approximately 70 acres (the "Land") as more fully described in EXHIBIT B hereto.

          R-2. The Partnership intends to develop on the Land a manufacturers outlet shopping center, consisting of approximately 432,000 gross leasable square feet of retail space.

          R-3. The parties hereto desire to execute this Agreement to govern the affairs of the Partnership and set forth their rights, obligations and understandings with respect to the Partnership.


                            ARTICLE 1 - DEFINED TERMS

          Capitalized terms used herein without further definition, and variations thereof, have the meaning set forth below unless the context otherwise clearly requires:

          1.1 ACT. The Florida Revised Uniform Limited Partnership Act, as the same may be amended from time to time.

          1.2 ADJUSTED PERCENTAGE INTEREST. The aggregate percentage interest(s) in the Partnership owned by each Partner after the calculation made pursuant to
SECTION 6.4.

          1.3 AFFILIATE. A Chelsea or Simon Affiliate, or a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control"(including, with correlative meaning, the terms "controlled by" and "under common control with"), as used in the immediately preceding sentence, means, (i) with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person, or (ii) owning a majority of the equity interest in such Person. For all purposes of this Agreement, Chelsea GCA Operating Corp., or any similarly structured services corporation, shall be deemed to be an Affiliate of Chelsea, and M.S. Management and SPG Realty Consultants, L.P., or any similarly structured services corporation, shall be deemed to be an Affiliate of Simon.

          1.4 AGREEMENT. This Limited Partnership Agreement, and EXHIBIT A hereto and all amendments hereto. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder" when used with reference to this Agreement, refer to this Agreement as a whole, including those terms which are included by reference, unless the context otherwise requires.

          1.5 APPROVED OR APPROVED BY THE GENERAL PARTNER or APPROVAL OF THE GENERAL PARTNER shall mean Approval as defined in the General Partnership Agreement.

          1.6 BANKRUPTCY. As to a referenced Person:

               A. Its filing a petition commencing a case as a debtor under the Federal Bankruptcy Code or a similar provision of State law (collectively, as now or in the future amended, the "Bankruptcy Code");

               B. The commencement of an involuntary case against it under the Bankruptcy Code and the earlier of (A) the entry of an order for relief, or (B) the appointment of an interim trustee to take possession of its estate and/or to operate any of its business;

               C. Its making a general assignment for the benefit of its creditors;

               D. Its consenting to the appointment of a receiver for all or a substantial part of its property;

               E. The entry of a court order appointing a receiver or trustee for all or a substantial part of its property; or

               F. The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property.

          1.7. BONA FIDE OFFER.  As defined in Section 11.3 hereof.

          1.8 BUDGETS shall mean the following budgets of the Partnership from time to time:

               A. Development Budget. The budget of Total Project Costs estimated to be incurred with respect to the Project including, without limitation, that portion of Total Project Costs included in the Pre-Construction Budget which shall be Approved by the General Partner by written resolution, subject to revision from time to time by Approval of the General Partner ; and

               B. Operating Budget. The annual budgets of the Partnership for the Project which shall be Approved by the General Partner by written resolution, and which shall be comprised of: (A) an estimate of all receipts from and expenditures for the ownership, management, maintenance and operation of the Project and the Partnership for such Fiscal Year and (B) an estimate of all capital replacements, substitutions and/or additions to the Project, or any component thereof, which are to be accomplished during such Fiscal Year; and

               C. Pre-Construction Budget. The budget of costs and expenses estimated to be incurred with respect to the Project during the Pre-Construction Period which shall be Approved by the General Partner by written resolution, subject to revision from time to time by Approval of the General Partner .

          1.9 BUSINESS DAY. Any day on which commercial banks located in New York City are not authorized to close and which is not a Saturday or a Sunday. In the event any act is required by this Agreement to be taken or to occur on a specified date and the specified date is not a Business Day, performance of such act shall be deemed timely if it is taken or occurs on the first Business Day following the specified date.

          1.10 CAPITAL ACCOUNT. With respect to each Partner, the separate "book" account maintained by the Partnership for such Partner established and adjusted in accordance with Section 6.9 hereof.

          1.11 CAPITAL CONTRIBUTION. The total amount of cash and the Carrying Value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-1(b)(2)(iv)(d)) to the capital of the Partnership by a Partner, net of liabilities assumed by the Partnership or to which such assets are subject.

          1.12 CAPITAL CONTRIBUTION BALANCE. As to each Partner, the amount of the aggregate capital contributions made by such Partner from time to time, reduced by all cash distributions to such Partners other than (i) distributions of Cash Flow pursuant to SECTION 6.5 hereof and (ii) the repayment of, or any payment of interest on, any Contribution Loans or any loans to the Partnership made by such Partners.

          1.13 CARRYING VALUE. With respect to any Partnership asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               A. The initial Carrying Value of any asset contributed (or deemed contributed) to the capital of the Partnership shall be such asset's gross fair market value at the time of such contribution, as determined by the General Partner or otherwise specifically agreed to between the Partnership and the Partner making (or deemed to make) such contribution;

               B. The Carrying Value of each Partnership asset shall be adjusted to equal its respective gross fair market value as of the following times: (A) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership Property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed Partnership Property in proportion to their Partnership Interests; and (C) such other times as required under applicable Regulations;

               C. The Carrying Value of each Partnership asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section l.704-l(b)(2)(iv)(m) and Section 1.44 and Section
          6.9 below hereof; provided, however, that the Carrying Value shall not be adjusted pursuant to this clause (iii) to the extent an adjustment is made pursuant to clause (ii) above in connection with a transaction that would otherwise result in an adjustment pursuant to this clause
          (iii); and

               D. If the Carrying Value of an asset has been determined pursuant to clause (i), (ii) or (iii) above, such Carrying Value shall thereafter be adjusted in the same manner as the asset's adjusted basis for federal income tax purposes except that Depreciation deductions shall be computed based upon the Carrying Values of the Partnership's assets rather than upon the assets' adjusted bases for federal income tax purposes.

          1.14 CERTIFICATE. The Certificate of Limited Partnership of the Partnership filed with the Office of the Secretary of State of the State of Florida on January 22, 1999, as such Certificate may be amended and in effect from time to time.

          1.15 CHANGE IN CONTROL shall mean any event or occurrence, the result of which is that: (i) as to Chelsea only, (A) during the Pre-Construction Period and the Construction Period, none of David Bloom, William Bloom, Leslie Chao or Tom Davis is an executive officer of Chelsea or its general partner with the power and authority to conduct the day-to-day activities of, and make binding decisions for, Chelsea, (B) at any time during the term of this Agreement, there occurs a Transfer of the Percentage Interest of Chelsea or the Percentage Interest of any Chelsea Affiliate, other than a Transfer permitted pursuant to
SECTION 11.2 of this Agreement, or (C) at any time during the term of this Agreement, there occurs a merger, consolidation or other business reorganization of Chelsea GCA Realty Partnership, L.P. ("Chelsea") or Chelsea GCA Realty, Inc. ("Chelsea Inc.") in which (x) Chelsea or Chelsea Inc. or a Chelsea Affiliate is not the surviving entity and/or (y) a majority of the directors, and officers of the surviving entity have not been nominated and appointed by Chelsea or Chelsea, Inc.; and (ii) as to Simon only, (A) during the Pre-Construction Period and the Construction Period, none of Melvin Simon, Herbert Simon, David Simon or Richard Sokolov is an executive officer of Simon or its general partner with the power and authority to conduct the day-to-day activities of, and make binding decisions for, Simon, (B) at any time during the term of this Agreement, there occurs a Transfer of the Percentage Interest of Simon or any Simon Affiliate, other than a Transfer permitted pursuant to SECTION 11.2 of this Agreement, or
(C) at any time during the term of this Agreement, there occurs a merger, consolidation or other business reorganization of Simon Property Group, L.P. ("Simon") or its general partner, Simon Property Group, Inc. ("Simon Inc.") and/or SD Property Group, Inc. ("SD Inc.") and/or SPG Properties Inc. ("SPG") in which (x) Simon or Simon Inc., or SD Inc. or SPG or a Simon Affiliate is not the surviving and/or controlling entity and/or (y) a majority of the directors and officer of the surviving entity have not been nominated and appointed by Simon, Simon, Inc., SD Inc. or SPG.

          1.16 CHELSEA. Chelsea GCA Realty Partnership, L.P., a Delaware limited partnership, which is a Limited Partner hereunder.

          1.17 INTENTIONALLY DELETED.

          1.18 CODE. The Internal Revenue Code of 1986, as amended from time to time.

          1.19 CONSENT. The prior written consent or approval of a Partner to do the act or thing for which the consent or approval is solicited, or the act of granting such consent or approval, as the context may require. Except as expressly provided otherwise herein, reference to a requirement for the Consent of a Partner shall require the commercially reasonable judgment of such Partner in light of the facts and circumstances rather than the unfettered discretionary decision of such Partner.

          1.20 CONSTRUCTION LENDER. Collectively, the lender which provides the Construction Loan and any co-agents, co-lenders and/or participants in such loan.

          1.21 CONSTRUCTION LOAN. The construction loan to be obtained by the Partnership for the purpose of financing a portion of the construction of the Project.

          1.22 INTENTIONALLY DELETED.

          1.23 CONSTRUCTION PERIOD shall mean the period commencing upon the earliest to occur of (i) the date of closing of a third-party Construction Loan or (ii) the actual start of construction of the site work or any portion of the Project's buildings and improvements, or (iii) entry into commitments with third parties for the construction of any portion of the Project's buildings and improvements, and ending on the later to occur of (x) the opening for business with the public of any portion of the Project or (y) the Project Completion Date.

          1.24 DEBT SERVICE. Principal, interest and other payments of every kind on or in connection with any outstanding indebtedness of the Partnership.

          1.25 DEPRECIATION. For each fiscal year of the Partnership or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

          1.26 DEVELOPMENT AGREEMENT. The Development Agreement to be entered into by and between the Partnership and an Affiliate(s) of the General Partner covering the development and construction of the Project.

          1.27 DOLLARS OR $. Lawful money of the United States of America.

          1.28 EXCESS NEGATIVE BALANCE. As to any Partner, the excess, if any, of (i) the negative balance in a Partner's Capital Account (determined before taking into account any Capital Account adjustments for the Partnership taxable year during which the determination is made) after reducing such balance by the net adjustments, allocations and distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end the Partnership's taxable year are reasonably expected to be made to such Partner, over (ii) the sum of (A) the amount, if any, which the Partner is required to restore to the Partnership upon liquidation of such Partner's Partnership Interest (or which is so treated pursuant to Regulation Section 1.704-1(b)(2)(ii)(c)), (B) the Partner's share (as determined under Regulation Section 1.704-2(g)(1)) of the Minimum Gain computed solely with respect to Nonrecourse Debt other than Partner Nonrecourse Debt, and (C) the Partner's share (as determined under Regulation
Section 1.704-2(i)(5)) of the Partner Minimum Gain computed solely with respect to any Partner Nonrecourse Debt.

          1.29 FISCAL YEAR. The twelve month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the date the Partnership is formed and ending on December 31, 1999, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Partnership is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

          1.30 FUNDING MEMBER. Shall have the meaning set forth in Section 6.4 hereof.

          1.31 GENERAL PARTNER. S/C Orlando and any other Person who becomes a successor or additional General Partner of the Partnership pursuant to the terms of this Agreement, and who is a General Partner at the time of reference thereto.

          1.32 GENERAL PARTNER AGREEMENT. The Limited Liability Company Agreement as of December 23, 1998 between Simon Property Group, L.P. and Chelsea GCA Realty Partnership, L.P. as members.

          1.33 INDEPENDENT ACCOUNTANTS shall mean Ernst & Young or other nationally recognized accounting firm designated pursuant to this Agreement.

          1.34 INITIAL PERCENTAGE INTEREST. The aggregate initial percentage interest(s) in the Partnership owned by each Partner as set forth in SECTION 5.

          1.35 LAND. As defined in Recital R-1 hereof.

          1.36 LAND PARCELS. Those parcels of Land owned by the Partnership and
(i) designated for sale or ground lease as described in the Development Budget or (ii) which are hereafter designated as Land Parcels by the General Partner.

          1.37 LIMITED PARTNER. Any Partner who is designated as a Limited Partner on EXHIBIT A to this Agreement at the time of reference thereto, in such Partner's capacity as a Limited Partner of the Partnership, including substituted Limited Partners admitted in accordance with the terms of this Agreement.

          1.38 MAJOR CAPITAL EVENT. Any of the following: (1) the sale of any of the real property (other than Land Parcels during the term of the Construction
Loan) or any material item of the personal property of the Partnership, including without limitation, all or any part of the Land (other than Land Parcels during the term of the Construction Loan) and/or the Project; (2) the condemnation of all or any part of (i) the Project or the use thereof, or (ii) the Land or the use thereof, or (iii) purchases or processes in lieu thereof, except for temporary easements and the like; (3) receipt of net recoveries of damage awards and insurance proceeds (other than rental interruption insurance proceeds); or (4) receipt of the net proceeds (net of reserves reasonably determined by the General Partner) from any mortgages on Partnership Property or any other loans or borrowings of the Partnership, including without limitation, loans from any Partner. The sale of Land Parcels during the term of the Construction Loan and the distribution of Proceeds from such sale is specifically addressed in Section 7.6 hereof.

          1.39 MAJOR DECISION. As defined in Section 9.1(c) hereof.

          1.40 MANAGEMENT AGREEMENT. The Management Agreement to be entered into by and between the Partnership and an Affiliate or Affiliates of the General Partner, in the form to be Approved by the General Partner.

          1.41 MINIMUM GAIN. The meaning set forth in Regulation Section 1.704-2(d). Minimum Gain shall be computed separately for each Partner in a manner consistent with the Regulations under Code Section 704(b).

          1.42 NEGATIVE CAPITAL ACCOUNT. A Capital Account with a balance of less than zero.

          1.43 NET ORDINARY CASH FLOW. With respect to a particular Fiscal Year, all net income less expenses of the Partnership determined in accordance with generally accepted accounting principles for such fiscal year (except net income arising from a Major Capital Event) and shall be determined by adjusting such net income and expenses as follows:

               A. Depreciation of buildings, improvements and personal property shall not be considered an expense.

               B. Amortization of any financing or refinancing fee, organization cost, leasing fee, capitalized interest, start-up expense or other capital-type item shall not be considered an expense.

               C. Amortization or other payment of the principal of any mortgage or other loan or indebtedness of the Partnership shall be considered an expense. To the extent that proceeds from a Major Capital Event or from the sale of any Land Parcel are used to pay any such loan, the amount of such payments shall not be treated as an expense for purposes hereof.

               D. After the Completion of the Project, annual contributions, in accordance with the Approved Budget, shall be made to fund reasonable reserves as determined by the General Partner, to provide for working capital needs, funds for releasing costs, capital improvements or replacements and for any other contingencies of the Partnership. Said annual contributions to reserves shall be held in a separate interest bearing reserve account, established in the name of the Partnership and under the control of the General Partner. The contributions to such reserves shall be considered as expenses. Any expense paid for by funds in such reserves shall not be considered an expense. Interest on such reserves shall be credited to reserves, but shall not be considered income for purposes of this definition of Net Ordinary Cash Flow.

               E. Accruals for free or stepped rent shall not be considered as income and the related amortized amounts shall not be considered as expenses.

               F. Any amounts paid by the Partnership for the acquisition of Partnership Property, re-leasing costs, expansion costs and/or for capital improvements and/or replacements shall be considered as expenses, except to the extent the same are financed through proceeds from a Major Capital Event, the sale of any Land Parcel, Capital Contributions, or funds in reserves expensed in the current or previous fiscal years. Any item that would otherwise be an expense shall not be considered an expense if it is paid from proceeds from a Major Capital Event or Capital Contributions.

               G. Net Ordinary Cash Flow shall also be deemed to include any other funds available at any time and from any source (other than Major Capital Events) including without limitation, amounts previously set aside as reserves and expensed in the current or previous fiscal years, determined by the General Partner to be no longer reasonably necessary for the efficient conduct of the business of the Partnership.

          1.44 NET PROFITS AND NET LOSSES. The taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) computed with the following adjustments (without duplication):

               A. Items of gain, loss and deduction (including Depreciation) shall be computed based upon the Carrying Values of the Partnership assets rather than upon the assets' adjusted bases for federal income tax purposes;

               B. Any tax-exempt income received by the Partnership shall be included as an item of gross income;

               C. The amount of any adjustments to the Carrying Values of any Partnership assets pursuant to Code Section 734 as provided in Section 1.13(B) or 1.13(C) shall be taken into account but any adjustment pursuant Code Section 743 shall not be taken into account; and

               D. Any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Code Section 705(a)(2)(B) pursuant to the Regulations) shall be treated as deductible expense.

               E. Nothwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 7.2 shall not be taken into account in computing Net Profits or Net Losses.

          1.45 NONRECOURSE DEBT. has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          1.46 NONRECOURSE DEDUCTIONS has the meaning set forth in Section 1.704(b)(1) of the Regulations.

          1.47 NON-CONTRIBUTING MEMBER shall have the meaning specified in
SECTION 6.4(B)(I).

          1.48 NON-FUNDING MEMBER shall have the meaning specified in SECTION 6.4(A).

          1.49 NOTICE. A writing containing the information required by this Agreement to be communicated to any Person, sent by registered or certified mall, postage prepaid, or given by personal delivery, or sent by confirmed air courier to such Person at the last known address of such Person, or by facsimile, the date of registry thereof or the date of the certification of receipt therefor as evidenced by postal, facsimile or air courier records or the date of personal delivery (or refusal thereof during normal business hours) being deemed the date of receipt of Notice; provided, however, that any communication sent to such Person and actually received by such a Person shall constitute Notice for all purposes of this Agreement; and provided, further, that any Notice required to be given by the General Partner pursuant to the first (1st) sentence of Section 6.3 herein may be given either in writing or orally.

          1.50 OPERATING BUDGET shall have the meaning specified in Section 1.8
(B) above.

          1.51 OPERATING EXPENSES shall mean all expenditures of any kind made with respect to the operations of the Partnership in the normal course of business including, but not limited to, debt service (principal and interest) payable on indebtedness of the Partnership, ad valorem taxes, insurance premiums, repair and maintenance expense, management fees or salaries, advertising expenses, professional fees, wages, and utility costs, plus such sums as are deemed reasonably necessary as a reserve to be retained for the conduct of the business of the Partnership, and capital expenditures and investments in other assets. Such expenses shall be determined on an accrual basis and shall not include any non-cash items such as depreciation or amortization

          1.52 PARTIALLY ADJUSTED CAPITAL ACCOUNT. With respect to any Partner for any taxable year or other period, the Capital Account balance of such Partner at the beginning of such period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Section 7.2 respect to such period but before giving effect to any allocation pursuant to Section 7.1 respect to such period.

          1.53 PARTNER. Any General Partner or Limited Partner.

          1.54 INTENTIONALLY DELETED.

          1.55 PARTNER MINIMUM GAIN. An amount, with respect to each Partner Nonrecourse Debt, equal to the Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Debt, determined in accordance with Regulation Section 1.704-(2)(i)(3).

          1.56 PARTNER NONRECOURSE DEDUCTIONS has the meaning set forth in
Section 1.704-2(i)(1) and 1.704-2(i)(2)of the Regulations.

          1.57 PARTNER NONRECOURSE DEBT. Any indebtedness of the Partnership that is a "partner nonrecourse debt" with the meaning of Regulation Section 1.704-2(b)(4).

          1.58 PARTNERSHIP MINIMUM GAIN has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          1.59 PARTNERSHIP. The limited partnership herein formed as Simon/Chelsea Orlando Development L.P., as said Partnership may from time to time be constituted.

          1.60 PARTNERSHIP INTEREST. The entire ownership interest (which may be expressed as a percentage) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled pursuant to this Agreement and under the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement and the Act. The percentage of Partnership Interest of each Partner is set forth on EXHIBIT A hereto, as the same may be amended from time to time. Whenever any reference is made herein to "Partnership Interest" in the context of an allocation or other similar determination being made PRO RATA, in proportion to or in accordance with the Partners' respective Partnership Interests, such references shall mean and refer to the then-applicable percentage of Partnership Interest of each Partner.

          1.61 PARTNERSHIP PROPERTY. All real and personal property now owned or hereafter acquired by the Partnership and any and all improvements thereto, and shall include the Land, all Land Parcels, the Project and both tangible and intangible property.

          1.62 PERCENTAGE INTEREST shall mean the Initial Percentage Interest or Adjusted Percentage Interest, as the case may be.

          1.63 PERCENTAGE INTEREST ADJUSTMENT DATE shall mean the date of funding of a Non-Funding Member's share of a capital contribution by a Funding Member in accordance with SECTION 6.4(A) hereof.

          1.64 PERMANENT LOAN. The financing to be obtained by the Partnership to replace the Construction Loan, which Permanent Loan shall satisfy the parameters approved by the General Partner.

          1.65 PERSON. An individual, partnership, firm, corporation, trust, estate or other entity.

          1.66 PLANS. The plans and specifications for the Project which have been approved by the General Partner pursuant to the General Partnership Agreement and all amendments thereto.

          1.67 POSITIVE CAPITAL ACCOUNT. A Capital Account with a balance greater than zero.

          1.68 PRIME OR PRIME RATE. The prime rate as the same may be published and modified from time to time in THE WALL STREET JOURNAL. If at any time there is more than one such published prime rate, the average of the range of the prime rates shall be used.

          1.69 PROCEEDS. All net proceeds from sales by the Partnership of Land Parcels (after making any amortization payments required pursuant to the terms of the Construction Loan) which sales occur prior to the closing of the Permanent Loan.

          1.70 PROJECT. The Land, all infrastructure necessary or appropriate in connection with the development of such Land and the manufacturers outlet shopping center constructed thereon and all equipment and personal property necessary or desirable for the operation of such shopping center. The Partners contemplate that the manufacturer's outlet shopping mall will be developed in one phase. At the option of the General Partner, any Land not needed for the development of the manufacturers outlet center may be designated as Land Parcels and sold or leased.

          1.71 PROJECT COMPLETION DATE. The date upon which the Project has been substantially completed in accordance with the Plans, as certified by the Project's architect.

          1.72 REGULATIONS. The income tax regulations, including any temporary regulations, from time to time promulgated under the Code, as such regulations are amended from time to time.

          1.73 S/C ORLANDO. S/C Orlando Development LLC a Delaware limited liability company, which is the General Partner hereunder. The Chelsea Member and the Simon Member constitute all of the members of S/C Orlando.

          1.74 SIMON. Simon Property Group, L.P., a Delaware limited partnership, which is a Limited Partner hereunder.

          1.75 SIMON, INC. Simon Property Group, Inc., a Delaware corporation.

          1.76 TARGET CAPITAL ACCOUNT. With respect to any Partner for any taxable year or other period an amount (which may be either a positive or negative balance) equal to the difference between (i) the hypothetical distribution (if any) such Partner would receive if all Partnership assets, including cash, were sold for cash equal to their Carrying Value (taking into account any adjustments to Carrying Value for such period), all Partnership liabilities were satisfied in cash according to their terms limited, with respect to each nonrecourse liability of the Partnership, to the Carrying Value of the assets securing such liability), and the net proceeds of such sale to the Partnership (after satisfaction of said liabilities) were distributed in full pursuant to Section 7.8 on the last day of such period minus (ii) the sum of (A) such Partner's share of Minimum Gain and Partner Minimum Gain, determined as provided in Section 7.2 immediately prior to such deemed sale, plus (B) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership pursuant to Article 6 as of the last day of such period (but only to the extent such Capital Contribution obligation has not been taken into account in determining such Partner's share of Partner Minimum Gain).

          1.77 TAX MATTERS PARTNER OR TMP. The General Partner.

          1.78 TOTAL PROJECT COSTS. All costs which have been or are estimated to be incurred by the Partnership with respect to the acquisition, design, development, construction, debt financing, leasing, and completion of the Project, which Total Project Costs (including without limitation tenant allowances) are initially estimated in the Development Budget. Total Project Costs shall include the Development and Leasing Fees referenced in the Development Agreement.

          1.79 UNRETURNED CAPITAL CONTRIBUTIONS ACCOUNT. As to any Partner, an account maintained for internal bookkeeping purposes by the Partnership for each Partner, which account, as of any date, except as expressly provided herein, shall equal the sum of all Capital Contributions by such Partner pursuant to Sections 6.1, 6.2 and, as indicated therein, 6.4 and 6.5 hereof reduced (but not below zero) by all Partnership distributions to such Partner pursuant to Section
7.8 hereof.


             ARTICLE 2 - FORMATION AND NAME; FILINGS; ASSUMED NAMES

          2.1 FORMATION AND NAME. The Partners hereby form the Partnership, under the name Simon/Chelsea Orlando Development Limited Partnership, as a limited partnership pursuant to the provisions of the Act and this Agreement. The General Partner shall have the right to change the name of the Partnership, provided that it shall thereafter promptly send Notice to each Limited Partner of the name adopted by the Partnership.

          2.2 FILINGS. The General Partner shall do all other acts and things requisite to perfect and maintain the Partnership as a limited partnership under the Act and under the laws of all other jurisdictions in which the Partnership may elect to do business, including filing the Certificate (or an amendment thereto) with the Secretary of State of the State of Florida and qualifying the Partnership as a foreign limited partnership in any jurisdiction in which such filing may be required, as determined by the General Partner.

          2.3 ASSUMED NAMES. The business of the Partnership shall be conducted under its name designated above or under such variations of this name as the General Partner deems appropriate to comply with the laws of any state in which the Partnership does business, or under any assumed or fictitious name the General Partner deems appropriate for that purpose. The General Partner shall execute and file in the proper offices such certificates as may be required by any assumed or fictitious name act or similar law in effect in the states, counties and other governmental jurisdictions in which the Partnership may elect to conduct its business. The General Partner shall be required promptly to send Notice to each Partner of any assumed or fictitious name which the Partnership elects to use.

        ARTICLE 3 - PRINCIPAL OFFICE; ADDITIONAL OFFICES; RESIDENT AGENT

          3.1 PRINCIPAL OFFICE; PLACE OF BUSINESS. The principal office of the Partnership (at which all Partnership records required by the Act shall be kept) shall be located at 103 Eisenhower Parkway, Roseland, New Jersey 07068. All correspondence shall be sent to the General Partner at such office. The General Partner, in its sole discretion, is authorized to change or relocate the principal office of the Partnership provided the General Partner gives prompt Notice to all partners of such change or relocation. The Partnership shall have such other or additional offices as the General Partner, in its sole discretion, shall deem advisable.

          3.2 RESIDENT AGENT. The name and address of the Partnership's resident agent in the State of Florida is CT Corporation System, 1200 South Pine Island Road, Plantation, FL 33324. The General Partner shall have the right to change the resident agent of the Partnership at any time in compliance with the Act and the laws of all other jurisdictions in which the Partnership may elect to conduct business.

                       ARTICLE 4 - BUSINESS OF PARTNERSHIP

BUSINESS AND PURPOSE OF PARTNERSHIP. The business and purposes of the Partnership shall consist of (i) acquiring and owning the Land; (ii) owning, developing, constructing and operating the Project on the Land as an investment and for income producing purposes and developing, mortgaging, managing, operating, leasing, refinancing and, if necessary or appropriate, selling the Land and/or the Project or any part thereof; (iii) selling Land Parcels and/or developing such other projects on the Land as the General Partner deems appropriate and prudent; (iv) investing excess funds of the Partnership as the General Partner deems appropriate and prudent; and (v) carrying on any and all activities related thereto (all of which enterprises and activities may be carried on either by the Partnership in its own name or a trading name or by or through such agents, employees and/or independent contractors and in such name(s) as the General Partner may determine to be in the best interests of the Partnership).


          ARTICLE 5 - PARTNERS AND PERCENTAGES OF PARTNERSHIP INTEREST

PARTNERS; PERCENTAGE INTERESTS. The name, address and Percentage Interest of each Partner is shown on the attached EXHIBIT A (subject to adjustment in accordance with Section 6.4 hereof). To the extent substitute Partners are admitted to the Partnership, or Percentage Interests change, all in accordance with the terms hereof, this Agreement and EXHIBIT A hereto shall be deemed to be automatically amended to reflect the admission or substitution or change of Percentage Interest of such Partners whether or not the actual physical change has been made. Unless the context clearly indicates otherwise, (i) the terms "Partner" and "Partners" shall include the General Partner and the Limited Partners, and (ii) the terms "Partnership Interest" and "Partnership Interests" shall include both the General Partner Partnership Interests and Limited Partner Partnership Interests.


                      ARTICLE 6 - CAPITALIZATION AND LOANS

      6.1  INITIAL CAPITAL CONTRIBUTIONS AND INTERESTS.

               A. S/C Orlando Interest. On the date of this Agreement, S/C Orlando shall own, in the aggregate, a one-half of one percent (.5%) Partnership Interest (subject to adjustment pursuant to Section 6.4 hereof). S/C Orlando shall initially contribute One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) to the capital of the Partnership; such capital contribution has been fully funded.

               B. Chelsea's Capital Contributions and Interest. On the date of this Agreement, Chelsea shall own, in the aggregate, a forty-nine and three-quarters percent (49.75%) Partnership Interest (subject to adjustment pursuant to Section 6.4 hereof). Chelsea shall initially contribute up to Eleven Million One Hundred Ninety Three Thousand Seven Hundred Fifty Dollars ($11,193,750.00) to the capital of the Partnership. Chelsea's Capital Contribution shall be made in the manner set forth in Section 6.3 below.

               C. Simon's Capital Contributions and Interest. On the date of this Agreement, Simon shall own, in the aggregate, a forty-nine and three quarters percent (49.75%) Partnership Interest (subject to adjustment pursuant to Section 6.4 hereof). Simon shall initially contribute up to Eleven Million One Hundred Ninety Three Thousand Seven Hundred Fifty Dollars ($11,193,750.00) to the capital of the Partnership. Simon's Capital Contribution shall be made in the manner set forth in Section 6.3 below.

      6.2  ADDITIONAL CAPITAL CONTRIBUTIONS.

               A. During the Construction Period, S/C Orlando, Chelsea and Simon shall be obligated to contribute, from time to time and as reasonably determined by the General Partner, any and all amounts (in addition to the initial capital contribution reflected in Section 6.1) required by the Partnership to pay all costs of the work to be undertaken and/or completed in connection with the development of the Project (including, without limitation, the purchase of the Land, and the payment by the Partnership of costs of the Project to the extent reflected in the Development Budget) in excess of all funds then available to the Partnership in the form of a loan, which contributions shall be divided among them pro rata in accordance with their respective Percentage Interests.

               B. During the Operating Period of the Project, in the event additional funds are required to operate the Project in accordance with expenditures delineated in one or more Budgets or for other purposes identified by the General Partner, S/C Orlando, Chelsea and Simon shall be obligated to contribute, from time to time, and as reasonably determined by the General Partner, the amount necessary to satisfy such obligations, which contribution shall be divided among them pro rata in accordance with their respective Percentage Interests.

          6.3 PAYMENT OF CAPITAL CONTRIBUTIONS. From and after the effective date of this Agreement if Capital Contributions are required pursuant to this Article, the General Partner shall provide Notice to Chelsea and Simon of the amount required by the Partnership to pay all costs described in this Article falling due within the next month. Each of the Partners shall, within ten (10) calendar days (time being of the essence) after the receipt of such notice, deposit by wire transfer of immediately available federal funds into the Partnership's bank account, the capital contribution specified in the Notice to be credited to the contributing Partner's Capital Account.

          6.4 DEFAULT CAPITAL CONTRIBUTIONS.

               A. If a Partner (a "Non-Funding Partner") fails to fund any Capital Contributions required of it within the time period specified and such failure continues for a period in excess of (10) days (an "Initial Uncured Default"), then the General Partner shall promptly send Notice to the other Partners of such failure and the remaining Partners ("Funding Partners ") shall be entitled to fund all or any portion of such Capital Contribution required of the Non-Funding Partner. If the Funding Partners make such Capital Contributions ("Default Capital Contributions"), the Partnership Interest of each Partner shall thereupon be recalculated as set forth below. The Funding Partner is hereby constituted and appointed as attorney-in-fact, such appointment being coupled with an interest, to execute, acknowledge and deliver all instruments and documents necessary to effect such recalculation of Percentage Interests as herein provided.

                    1. The recalculation of the Percentage Interests on the
               Percentage Interest Adjustment Date shall be done as follows:
               First, the total amount of Capital Contributions made by each Partner as of the Percentage Interest Adjustment Date shall be calculated. Second, the Non-Funding Partner's Percentage Interest shall be reduced, and the Funding Partner's Percentage Interest shall be increased, to reflect each Partner's percentage of the total contributions made by both Partners as of the Percentage Interest Adjustment Date.

                    2. The Adjusted Percentage Interests of the Partners shall be expressed in terms of a decimal rounded to the nearest fourth digit. An example illustrating the operation of this provision is attached hereto as EXHIBIT C.

                         a. If due to the operation of this SECTION 6.4(A) a
                    Non-Funding Partner's Initial Percentage Interest is diluted, the other Partner shall have the right and option for a period of 60 days after such dilution occurs to purchase the Non-Funding Partner's interest in the Partnership at a price equal to the total amount of cash capital contributions which had been contributed to the Partnership by the Non-Funding Partner at that point in time, less the amount of any distributions of Net Ordinary Cash Flow or proceeds from a Major Capital Event previously made to the Non-Funding Partner.

                         b. In order to elect to purchase the interest in the
                    Partnership of a Non-Funding Partner pursuant to this
                    SECTION 6.4(A), the Funding Partner shall send written notice of election to the Non-Funding Partner prior to expiration of such 60-day period. In the event a Funding Partner elects to purchase a Non-Funding Partner's interest, such election pursuant to this SECTION 6.4(A) shall create a binding contract for the purchase and sale of the Non-Funding Partner's interest in the Partnership. The closing of such purchase and sale shall take place at the office where the principal place of business of the Partnership is located on the date specified by the Funding Partner in its election notice which date shall not be less than 20 days nor more than 60 days following the date of such notice, unless the Partners agree to a different mutually acceptable date. The form and substance of the closing documents shall be reasonably satisfactory to the Funding Partner and shall consist of an assignment and bill of sale (both with covenants against grantor's acts) from the Non-Funding Partner to the Funding Partner (or its nominee or designee), together with such other instruments and documents as may be reasonably necessary or desirable to effectuate the sale. The purchase price shall be payable by federal wire transfer of immediately available funds to an account designated by the Non-Funding Partner, against delivery of all the closing documents. At either Partner's request, the Partnership's bank or the title company which issued the owner's title policy to the Partnership may be appointed as escrow agent to receive all closing documents and the purchase price in escrow in order to make simultaneous delivery of closing documents and disbursement of funds at the closing or the next business day thereafter. The instruments and documents shall be legally sufficient to convey all of the Non-Funding Partner's interest in the Partnership (and the Project) to the Funding Partner (or its nominee or designee), free and clear of all deeds of trust, security interests, liens, charges and encumbrances. The provisions of this SECTION 6.4(A) shall be enforceable by a decree of specific performance and neither Partner shall assert in defense thereto that there exists an adequate remedy at law.

               B.Contribution Loans.

                    1. If either Partner (a "Non-Contributing Partner") fails to make any additional capital contribution within the time specified in SECTION 6.4(A) and such failure continues for a period of thirty (30) days after an Initial Uncured Default, the other Partner who makes the requested contribution of additional capital (the "Contributing Partner") shall have the right but not the obligation to advance directly to the Partnership the funds required from the Non-Contributing Partner as a loan ("Contribution Loan") to the Non-Contributing Partner. If and when a Contribution Loan is made, the Non-Contributing Partner shall be deemed to have waived the right to make the requested capital contribution as of the date of such loan. Such Contribution Loan shall bear interest, compounded annually, at a rate equal to the Prime Rate plus four (4) percentage points per annum. Contribution Loans may be prepaid by the Non-Contributing Partner at any time after the date the Contribution Loan is made. If not repaid by the Non-Contributing Partner, the Contribution Loan shall be repaid pursuant to SECTION 6.4(C) or other applicable provisions of this Agreement, but otherwise shall be and remain a recourse obligation of the Non-Contributing Partner.

                    2. If the Contributing Partner does not elect to advance the full amount of the additional funds required from the Non-Contributing Partner, the Contributing Partner may withdraw its additional capital contribution.

                    3. Notwithstanding any other provision of this Agreement to the contrary, if as of the date which is one hundred eighty (180) days after the making of a Contribution Loan, such Contribution Loan shall not have been paid in full, the Contributing Partner shall have the right for a period of sixty (60) days to have such Contribution Loan (or the portion thereof remaining unpaid) converted on the books of the Partnership to a capital contribution by the Contributing Partner, in which event the Percentage Interest of the Non-Contributing Partner shall be adjusted and recalculated in accordance with SECTION 6.4(A) of this Agreement, and the Contributing Partner shall be entitled to exercise all rights and remedies thereunder, including without limitation the purchase option described in SECTION 6.4(A). In order to elect to convert a Contribution Loan to a capital contribution pursuant to this SECTION 6.4(B), the Contributing Partner shall send written notice of election to the Non-Contributing Partner prior to the expiration of such 60-day period.

                    4. The rights set forth in this SECTION 6.4(B) are in lieu of the exercise of rights set forth in SECTION 6.4(A) and may not be exercised in addition to such rights.

               C. Repayment through Distributions. A Contribution Loan shall be repaid on a first priority basis out of any subsequent distributions to which the Non-Contributing Partner for whose account the Contribution Loan was made would otherwise be entitled in accordance with this Agreement, which amounts shall be applied first to accrued interest and then to principal, until the Contribution Loan is paid in full. Each Non-Contributing Partner irrevocably assigns its rights to distributions from the Partnership to the Contributing Member for the purpose of effectuating this repayment. Repayment of either Partner's Contribution Loan shall also be secured by the Non-Contributing Partner's Percentage Interest in the Partnership, and the Non-Contributing Partner hereby grants a security interest in such Percentage Interest and all distributions related thereto to the Contributing Partner who has advanced such Contribution Loan and hereby irrevocably appoints the Contributing Partner, and any of its agents, officers or employees, as its attorney-in-fact, such appointment being coupled with an interest, to execute, acknowledge and deliver any documents, instruments and agreements including, but not limited to, any note evidencing the Contribution Loan, and such Uniform Commercial Code financing statements, continuation statements, and other security instruments or documents as may be appropriate to perfect and continue such security interest in favor of the Contributing Partner.

               D. Transferees and Assignees. If there shall be a Transfer of part of the Percentage Interest of either Partner pursuant to ARTICLE 11 below to an Affiliate of such Partner, all of the calculations necessary at any time or from time to time under this SECTION 6.4 shall be made without regard to any such partial Transfer. Any dilution of the Percentage Interest of either Partner pursuant to this
          SECTION 6.4 shall be made effective against the aggregate Percentage Interest of the Transferor and any Affiliate Transferee of which the Partnership has been notified or, failing any such agreement, or notice thereof, as the Funding Partner, acting on behalf of the Partnership, may elect. It is the intent and agreement of the Partners that all of the rights and obligations hereunder, including without limitation participation in management, rights to give or receive notices and contribution obligations, and the various consequences arising from the failure of a Partner to make a required capital contribution to the Partnership hereunder are to be interpreted and applied as if Chelsea and any Chelsea Affiliate that owns a part of its Percentage Interest, on the one hand, and Simon and any Simon Affiliate that owns a part of its Percentage Interest, on the other, is a single entity having a Percentage Interest in an amount equal to the aggregate Percentage Interests owned by such Partner and its respective Transferees.

               E. Role in Management. Notwithstanding any other provision of this Agreement to the contrary, including without limitation ARTICLE 9 hereof, a Non-Funding Partner or Non-Contributing Partner and any Affiliate thereof which is a member of the General Partner (hereinafter, a "Defaulting Partner") shall thereafter have no further approval rights, right to make decisions or role in management of the Partnership until such funding or contribution default has been cured. Without limiting the foregoing, the Funding or Contributing Partner shall have the right to terminate any Management Agreement and/or Development Agreement with any Affiliate of the Defaulting Partner as set forth in the Management Agreement and the Development Agreement, respectively, (ii) the Non-Defaulting Partner shall have the right to apply any fees payable to the Defaulting Partner or its Affiliate in accordance with this Agreement to any amounts owed by the Defaulting Partner, (iii) the Non-Defaulting Partner shall have the right to make all decisions of the Partnership and the Partner, and (iv) no Defaulting Partner shall have the right to initiate the buy-sell procedure pursuant to SECTION 10.6 hereof.

               F. Notwithstanding anything to the contrary in this Section 6.4, in the event that either of Chelsea's or Simon's Affiliates, in its capacity as a member of S/C Orlando, shall fail to meet any monetary obligation pursuant to the General Partner Agreement, such failure shall constitute Chelsea or Simon (or its Affiliate) a "Defaulting Partner" pursuant to Section 6.4 (A) hereof to the same extent as if such Partner had failed to fund a Capital Contribution required of it hereunder. Similarly, a failure to meet a monetary obligation hereunder by Chelsea or Simon shall also constitute such party or its Affiliate a "Non-Funding Member" pursuant to Section 5.4 of the General Partner Agreement.

          6.5  AMOUNTS INCURRED TO FUND CONSTRUCTION OVERAGES.

               A. Notwithstanding anything to the contrary set forth herein if during the Construction Period amounts have been, or will be, incurred in excess of an Approved Budget, and any Partner refuses to fund its pro rata share of the excess, the other Partner may fund such excess as necessary to permit the Partnership to pay its debts, meet its obligations when due and complete construction of the Project. If a modification to Budget is subsequently Approved or an arbitrator or court having jurisdiction over the Partnership and/or the Project determines that the excess (and the proposed modification to the Budget) is reasonable and must be funded, then that portion of the excess which the Non-Funding Partner and its Affiliate(s) are obligated to contribute (and which the Funding Partner previously funded) shall be treated as a Contribution Loan by the Partner to the Non-Funding Partner pursuant to Section 6.4(b) and interest shall accrue from the date funds were advanced by the remaining Partner on behalf of the Partnership In addition, the Funding Partner shall be entitled to all other rights set forth in or elsewhere in this Agreement with respect to the making of a Contribution Loan. If it is subsequently determined that the excess and the proposed modification to Budget is not reasonable, then the excess funded by the Funding Partner shall not be credited to the Capital Account of such Partner and the Funding Partner shall not be entitled to any allocation of Net Profit or distribution of Cash Flow by virtue of same.

               B. If, during the Operating Period, either Partner disputes the need for any additional capital contributions required pursuant to
          SECTION 6.2, pending the resolution of such dispute, the Partner disputing the need for additional capital shall nevertheless contribute additional capital within the time period specified in
          SECTION 6 and the General Partner shall hold the contributions of both Partners in an interest-bearing account, or shall otherwise invest such contributions as Approved by the Partners separate from other cash deposits of the Partnership until such dispute is resolved; provided, however, that during such Operating Period, the Partnership shall have the right to use the Partners' contributions to the extent necessary, to permit the Partnership to pay its debts and to meet its obligations when due. If and to the extent that it is ultimately determined that such additional capital contributions were not required, the previously identified contribution less each Partner's proportionate share (based on such Partner's Initial Percentage Interest) of any portion of the Partner's contributed capital which was expended in accordance with the foregoing, shall be promptly refunded to each Partner, together with a proportionate share of interest, if any, earned thereon while on deposit with the Partnership.

          6.6 LIABILITY OF LIMITED PARTNERS. Except as otherwise provided for herein, no Limited Partner (in its capacity as a Limited Partner) shall be required under any circumstances to contribute to the capital of the Partnership any amount beyond that sum required of the Limited Partner pursuant to this
Article 6, nor shall any Partner be obligated to lend any funds to the Partnership.

          6.7 NO INTEREST ON CAPITAL CONTRIBUTION. Except as otherwise provided for herein, no interest shall accrue or be payable to any Partner by reason of its Capital Contribution or its Capital Account.

          6.8 WITHDRAWAL OF CAPITAL CONTRIBUTIONS. A Partner shall not be entitled to withdraw any part of its Capital Account or to receive any distributions (property or cash) except as specifically provided in this Agreement, and in no event will any Partner have the right to receive property other than cash in return for any contributions to the capital of the Partnership. The General Partner shall not have any personal liability whatsoever with respect to the return to any Partner of its Capital Account.

          6.9 MAINTENANCE OF CAPITAL ACCOUNTS. The Capital Accounts of the Partners shall be maintained in a manner consistent with applicable Regulations and shall be adjusted as follows:

               A. There shall be credited to each Partner's Capital Account (i) the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Partner to the capital of the Partnership, (ii) the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Code
          Section 752), and (iii) such Partner's share of the Net Profits of the Partnership and of any items in the nature of income or gain separately allocated to the Partners; and there shall be charged against each Partner's Capital Account (x) the amount of all cash distributions to such Partner by the Partnership, (y) the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is considered to assume or take subject to under Code Section 752), and
          (z) such Partner's share of the Net Losses of the Partnership and of any items in the nature of losses or deductions separately allocated to the Partners.

               B. If the Partnership at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for such Partner's allocable share of the Net Profits or Net Losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to the distribution.

               C. In the event that the Partnership makes an election under Code
          Section 754, the amounts of any adjustments to the bases (or Carrying Values) of the assets of the Partnership made pursuant to Code Section 743 shall not be reflected in the Capital Accounts of the Partners, but the amounts of any adjustments to the bases (or Carrying Values) of the assets of the Partnership made pursuant to Code Section 734 as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner prescribed in the Regulations.

               D. The Partners shall elect, upon the occurrence of any of the following events, that the Capital Account balance of each Partner shall be adjusted to reflect the Partner's allocable share of the Net Profits or Net Losses that would be realized by the Partnership if it sold all of its property at its fair market value on the day of the adjustment:

                    1. Any increase in any new or existing Partner's Partnership
               Interest resulting from a more than DE MINIMIS contribution of cash or property by such Partner to the Partnership; and

                    2. Any reduction in a Partner's Partnership Interest
               resulting from a more than DE MINIMIS distribution to such Partner in redemption of all or a portion of such Partner's Partnership Interest.

               E. In the event any Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

               F. In the event the Regulations fall to provide guidance for the maintenance of the Capital Accounts of Partners in particular instances, then the Capital Accounts shall be adjusted by the Partners, with the review and concurrence of the Partnership's tax advisors, in a manner that (i) maintains equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's financial books and records, (ii) is consistent with the underlying economic arrangement among the Partners and (iii) is based, whenever practicable, upon federal tax accounting principles.

          6.10 NO THIRD PARTY BENEFIT. No provision set forth in this Article 6 shall be construed to be for the benefit of any third party, including without limitation, any creditor of the Partnership, and no such third party or creditor shall be entitled to enforce any such provision.

                    ARTICLE 7 - ALLOCATIONS AND DISTRIBUTIONS

          7.1 GENERAL ALLOCATION OF NET PROFITS AND NET LOSSES. After giving effect to the special allocations set forth in Section 7.2, all Net Profits and Net Losses (and to the extent necessary, as set forth in clauses (A) and (B) of this Section 7.1, items of gross income, gain, expense and loss) of the Partnership shall be allocated to the Partners as follows:

               A. If the Partnership has Net Profits for any taxable year (determined prior to giving effect to this clause (A), each Partner whose Partially Adjusted Capital Account is greater than its Target Capital Account shall be allocated items of Partnership expense or loss for such taxable year equal to the difference between its Partially Adjusted Capital Account and Target Capital Account. If the Partnership has insufficient items of expense or loss for such taxable year to satisfy the previous sentence with respect to all such Partners, the available items of expense or loss shall be divided among such Partners in proportion to such difference.

               B. If the Partnership has Net Losses for any taxable year (determined prior to giving effect to this clause (B), each Partner whose Partially Adjusted Capital Account is less than its Target Capital Account shall be allocated items of Partnership gain or income for such taxable year equal to the difference between its Partially Adjusted Capital Account and Target Capital Account. If the Partnership has insufficient items of income or gain for such taxable year to satisfy the previous sentence with respect to all such Partners, the available items of income or gain shall be divided among such Partners in proportion to such difference.

               C. Any remaining Net Profits or Net Losses (as computed after giving effect to clauses (A) and (B) of this Section 7.1) shall be allocated among the Partners so as to reduce, proportionately, the differences between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for the period under consideration. To the extent possible, each Partner shall be allocated a pro rata share of all Partnership items allocated pursuant to this clause (C).

          7.2 OVERRIDING ALLOCATIONS OF NET PROFITS AND NET LOSSES. The following allocations of Net Profits and Net Losses and items thereof shall be made before applying Section 7.1 hereof:

               A. If in any year there is a net decrease in the amount of the Minimum Gain computed solely with respect to Nonrecourse Debt other than Partner Nonrecourse Debt, then each Partner shall be allocated items of income and gain (consisting first of gains recognized from the disposition of Partnership Property subject to one or more Nonrecourse Debts other than Partner Nonrecourse Debts and then, if necessary, a pro rara portion of the Partnership's other items of income and gain for that year) for that year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decease in Partnership Minimum Gain within the meaning of Regulation Section 1.7042)(2). It is the intent of the parties that any allocations pursuant to this Section 0 shall constitute a "Minimum Gain Chargeback" under Regulation Section 1.704-2(f) and shall be interpreted consistently thereunder.

               B. If in any year there is a net decrease in the amount of the Partner Minimum Gain computed solely with respect to Partner Nonrecourse Debt, then each Partner shall be allocated items of income and gain (consisting first of gain from the disposition of Partnership Property subject to Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Partnership's other items of income and gain for that year) for that year (and, if necessary, subsequent years) in an amount and in a manner consistent with the provisions of Regulation
          Section 1.704-2(i)(4). It is the intent of the parties that any allocations pursuant to this Section 0 shall constitute a "Chargeback of Partner Nonrecourse Debt Minimum Gain" under Regulation Section 1.704-2(i)(4) and shall be interpreted consistently thereunder.

               C. If, during any year, a Partner unexpectedly receives any adjustment, allocation or distribution described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and as a result of such adjustment, allocation or distribution, such Partner's Capital Account has an Excess Negative Balance, then items of gross income (computed with the adjustments set forth in clauses (a), (b) and (c) of the definition of Net Profits and Net Losses) for such year (and, if necessary, subsequent years) shall first be allocated to such Partner in an amount equal to such Partner's Excess Negative Balance. It is the intent of the parties that any allocations pursuant to this
          Section 0 shall constitute a "qualified income offset" provision under Regulation Section l.704-1(b)(2)(ii)(d) and shall be interpreted consistently thereunder.

               D. Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Partners in proportion to their Percentage Interests.

               E. In no event shall Net Losses of the Partnership be allocated to a Partner if such allocation would cause or increase an Excess Negative Balance in such Partner's Capital Account. Any such Net Losses shall be allocated to the Partners who bear the economic risk of such Net Losses.

               F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

               G. In the event that Net Profits, Net Losses or items thereof are allocated to one or more Partners pursuant to Sections 7.2(A) through 7.2(F) above, subsequent Net Profits and Net Losses shall first be allocated (subject to the provisions of Sections 7.2(A), 7.2(B), 7.2(C), 7.2(D) and 7.2(E) to the Partners in a manner designed to result in each Partner having a Capital Account balance equal to what it would have been had the original allocation of Net Profits, Net Losses or items thereof pursuant to Sections 7.2(A) through 7.2 (E) hereof not occurred.

               H. Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Partners in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the Partnership differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Partners so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

               I. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of regulation Section 1 .752-3(a)(3), the Partners' interests in the Partnership profits are in proportion to their respective Partnership Interests.

          7.3 SECTION 754 AND OTHER ELECTIONS. In the event of a transfer of all or part of a Partnership Interest pursuant to this Agreement, the Partnership shall elect at the request of any existing Partner or any person being admitted as a Partner, or the executor, administrator or other legal representative of a deceased Partner, to adjust the basis of the Partnership's assets pursuant to Code Section 754 or the corresponding provision of subsequent law. In the case of a new Partner, the election shall be filed by the Partnership as constituted prior to such admission. The General Partner reserves the right to cause the Partnership to file such further election(s) if it determines in its reasonable discretion that there are good and substantial reasons to do so.

          7.4 PARTIAL TAXABLE YEAR. In the event of the transfer of all or any part of a Partnership Interest in accordance with the provisions of this Agreement at any time other than the end of a Partnership fiscal year, the distributive share of the various Partnership items in respect of the Partnership Interest so transferred shall (unless otherwise determined in writing by the transferor and transferee) be allocated between the transferor and transferee (i) in the same ratio as the number of days in such Partnership fiscal year before and after such transfer or adjustment, except that the provisions of this sentence shall not be applicable to a gain or loss on the sale or other disposition of all or substantially all of the Partnership Property or to other extraordinary nonrecurring items, or (ii) as otherwise required under the Code.

          7.5 INTENT. The provisions of this Article 7 governing the allocation of income and losses shall be construed and implemented in a manner which is consistent with Code Sections 704)(2) and 704(c) and the Regulations promulgated thereunder.

          7.6 USE OF PROCEEDS. During the term of the Construction Loan, all Proceeds shall be used by the Partnership to (i) pay development and operating costs of the Project, (ii) pay the costs set forth in the Development Budget, and (iii) reduce the principal amount of, or reduce the need to draw upon, the Construction Loan.

          7.7 DISTRIBUTION OF NET ORDINARY CASH FLOW.

               A. Net Ordinary Cash Flow shall be allocated and distributed among the Partners as follows:

                    1. First, to pay any accrued but unpaid principal balance, if any, of any and all loans made by any Partner to the Partnership in accordance with this Agreement, provided, however, that any Contribution Loans shall not be regarded as loans to the Partnership and shall be repaid on a first priority basis out of any Cash Flow to which the Non-Contributing Partner for whose account the Contribution Loan was made would otherwise be entitled to in accordance with Section 7.7(A)(2) of this Agreement, which amounts shall be applied first to accrued interest and then to principal, until the Contribution Loan is paid in full, and

                    2. Second, the balance in proportion to the Partners'
               respective Partnership Interests.

               B. Amounts distributed pursuant to the preceding sub-paragraphs shall be paid on a quarterly basis, within fifteen (15) days of the end of each calendar quarter, if Net Ordinary Cash Flow is available and the balance, if any, shall be paid within ninety (90) days subsequent to the end of each calendar year. The final allocation and distribution of Net Ordinary Cash Flow for each calendar year shall be made based upon the audited financial statements of the Partnership provided for in Section 10.2 hereof for such year.

          7.8  DISTRIBUTIONS UPON MAJOR CAPITAL EVENT

               A. Net proceeds derived from or in connection with a Major Capital Event shall be allocated and distributed among the Partners, on a cumulative basis, as follows:

                    1. First, to pay any accrued but unpaid interest on, and
               then to pay the unpaid principal balance, if any, of any and all loans made by any Partner to the Partnership in accordance with this Agreement, provided, however, that any Contribution Loans shall not be regarded as loans to the Partnership and shall be repaid on a first priority basis out of any capital proceeds to which the Non-Contributing Member for whose account the Contribution Loan was made would otherwise be entitled to in accordance with SECTIONS 7.8(A)2 through 7.8(A)3 of this Agreement, which amounts shall be applied first to accrued interest and then to principal, until the Contribution Loan is paid in full;

                    2. Second, to the Partners to the extent of and in
               proportion to their Capital Contribution Balances, and

                    3. Third, the balance in proportion to the Partners'
               respective Partnership Interests.

               B. Notwithstanding the provisions of Section 7.8(A) hereof, to the extent the total net proceeds distributable to a Partner on a cumulative basis under Section 7.8, hereof are less than the amount such Partner would be entitled to receive if all such distributions had been made following the redetermination and adjustment of Partnership Interests pursuant to Section 6.4 hereof, the net proceeds which would otherwise be distributed to the Defaulting Partner(s) shall be distributed first to the Non-Defaulting Partner(s), until such Non-Defaulting Partners have received all net proceeds to which they are entitled in accordance with such readjusted Partnership Interests, and any remaining net proceeds shall be distributed to the Partner(s) in proportion to their respective Partnership Interests.

          7.9 DISTRIBUTION OF COST SAVINGS. If the net proceeds of the Permanent Loan (after payment of all closing costs, brokerage fees and similar items) exceed the then outstanding principal amount of the Construction Loan plus all accrued but unpaid interest thereon, then within ten (10) days of closing of the Permanent Loan, the Partnership shall distribute such net proceeds to the Partners, in proportion to their respective Partnership Interests. Any amounts otherwise distributable pursuant to this Section 7.9 shall be reduced by a reserve equal to one hundred percent (100%) of the budgeted costs of the initial lease-up of any unleased space in the Project, including tenant improvements and leasing commissions and fees. Any distribution pursuant to this Section 7.9 shall be in accordance with Partnership Interests and shall not reduce the Capital Contributions or Unreturned Capital Contributions Account of any Partner.

                 ARTICLE 8 - LEGAL TITLE TO PARTNERSHIP PROPERTY

          8.1 LEGAL TITLE. Legal title to the Project, the Land and other Partnership Property shall be taken and at all times held in the name of the Partnership, except as otherwise approved by the General Partner.

          8.2 MATTERS AFFECTING LEGAL TITLE. Except as otherwise provided for herein the General Partner, in its capacity as General Partner, shall have the right, power and authority, acting for and on behalf on the Partnership, to enter into and execute any lease, contract, agreement, deed, covenants, proffers, applications for zoning, grading, building, occupancy and other permits and licenses, mortgage or other instrument or document required or otherwise appropriate to develop, construct, lease, sell, mortgage, convey or refinance the Partnership Property (or any part thereof), to borrow money and execute promissory notes, to secure the same by mortgage or deed of trust, to renew or extend any and all such loans or notes, and to convey the Partnership Property by deed, lease, sublease, mortgage or otherwise. In no event shall any Person dealing with the General Partner with respect to any of the Partnership Property or to whom the Partnership Property (or any part thereof) shall be conveyed, contracted to be sold, leased, mortgaged or refinanced by the General Partner be obligated to see to the application of any purchase money, rent or money borrowed or advanced thereon, or be obligated to see that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner, and every contract, agreement, deed, mortgage, lease, promissory note or other instrument or document executed by the General Partner with respect to any of the Partnership Property shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time or times of the execution and/or delivery thereof, the Partnership was in full force and effect, (b) such instrument or document was duly executed and authorized and is binding upon the Partnership and all of the Partners thereof, and (c) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.


                       ARTICLE 9 - MANAGEMENT OF BUSINESS

       9.1 DUTIES, RIGHTS AND POWERS OF THE GENERAL PARTNER; FEES AND COSTS; INDEMNIFICATION.

               A. Except as otherwise expressly provided herein, management decisions of the Partnership shall be made by the General Partner, which shall be responsible for the conduct of Partnership business subject to the provisions of this Agreement and applicable law. The General Partner, as General Partner, shall devote to the management of the Partnership business so much of its time as it, in its sole discretion, deems reasonably necessary for the efficient operation of the Partnership business.

               B. Except as otherwise provided for in Section 9.3 and 9.4, if any activities of the Partnership require, in the reasonable judgment of the General Partner, that Affiliates be engaged to provide services or to sell products to the Partnership, such services and products shall be provided in accordance with the arrangements specified in Sections 9.6 hereof.

               C. Notwithstanding the foregoing or any contrary provision of this Agreement, and in addition to Consents to Partnership action required elsewhere in this Agreement, the Consent of all Partners shall be required prior to the implementation by the General Partner of any of the following major decisions (each such decision, a "Major Decision"):

                    1. Sale of the entire Property or the entire Project, except as contemplated pursuant to Sections 11.3 and/or 11.4 hereof.

                    2. Mortgaging of the entire Property, except in connection with the Construction Loan or the Permanent Loan.

               D. No Limited Partner (in its capacity as a Limited Partner) shall have or exercise any rights in connection with the management of the Partnership business.

          9.2  BUDGETS.

               A. The General Partner has prepared and Approved a Development Budget for the Project and has provided the Limited Partners with copies of such Development Budget. The General Partner shall prepare a pre-construction budget and a development budget for any subsequent project, and shall submit same to the Limited Partners for their information before undertaking any subsequent project. Subject to the provisions of Section 6.5 hereof, the General Partner will cause the Project to be constructed in accordance with the provisions in the Development Budget.

               B. The General Partner shall also prepare and Approve a proposed annual Operating Budget for the Project for the period after the Project Completion Date, setting forth estimated revenues and expenses, capital expenditures, reserves, contingencies, sources and applications of funds, and loans contemplated, if any. Any Operating Budget shall be submitted to the Limited Partners for their information not less than sixty (60) calendar days prior to the first day of the fiscal year covered by such Operating Budget. In addition, projections of current Fiscal Year expenditures shall be prepared by the General Partner and submitted to the Limited Partners on June 1 and November 1 of each Fiscal Year. Subject to certain parameters and exceptions set forth in the General Partner's Agreement, the General Partner will cause the Property to be operated in any Fiscal Year in accordance with the Operating Budget for such year.

          9.3 MANAGEMENT AGREEMENT; MANAGEMENT FEES. An Affiliate of Chelsea and an Affiliate of Simon will render services to the Partnership in connection with the management and ongoing leasing, including future releasing of the Project. The General Partner shall negotiate and Approve a Management Agreement with such Affiliates. The Partnership will pay management fees for managing the Project pursuant to the Management Agreement in an amount equal to six percent (6%) of the gross rental income accrued by the Partnership, excluding, however proceeds received from the sale of any Land Parcels.

          9.4 DEVELOPMENT AGREEMENT; DEVELOPMENT AND LEASING FEES. An Affiliate of Chelsea and an Affiliate of Simon will also render services to the Partnership in connection with the initial development of the Project and the initial lease-up of the Project. The General Partner has negotiated and Approved a Development Agreement with such Affiliates. The Partnership shall pay development and leasing fees to such Affiliates in the amount more particularly set forth in the Development Agreement. Should subsequent projects be developed on a portion of the Land, an agreement covering the initial development and leasing of any such project in substantially the form of the Development Agreement shall be negotiated and approved by the General Partner.

          9.5 POST-INITIAL LEASE-UP FEES. Fees to be paid by the Partnership for leasing of space in the Project other than the first lease of any such space and for renewals or extensions of any lease shall be set forth in the Management Agreement.

          9.6 THIRD PARTY SERVICES. The General Partner may employ any third parties to perform services on behalf of the Partnership, including, without limitation, Affiliates of any Partner, provided that the costs to be paid by the Partnership for such services are competitive with the costs of independent contractors performing the same services. The parties recognize that an Affiliate of Simon provides bundled services contracts for maintenance and operational obligations, utilities, vending services and otherwise and such contractual arrangements shall be reviewed in accordance with the provisions of this Section and the Management Agreement.

          9.7 COSTS. The General Partner shall be reimbursed by the Partnership for all reasonable out-of-pocket costs and expenses incurred on behalf of the Partnership in accordance with the previously specified Budgets so long as such costs and expenses are not intended to be paid from fees otherwise payable to such Partner or its Affiliates as set forth in the Development Agreement and the Management Agreement, respectively.

          9.8 LIABILITY OF LIMITED PARTNERS. Except as otherwise specifically set forth herein, to the extent a Limited Partner is not a General Partner and does not take part in the control of the Partnership's business within the meaning of the Act, the liability of a Limited Partner for the obligations or losses of the Partnership shall in no event exceed such Limited Partner's Unreturned Capital Contributions Account.

          9.9 INDEMNIFICATION OF GENERAL PARTNER.

               A. The General Partner shall be indemnified and held harmless, absolutely, unconditionally and irrevocably, by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action, of any nature whatsoever, arising out of or incidental to such General Partner's management of the Project and/or the Partnership affairs, except where the claim at issue is based upon the fraud, gross negligence or willful misconduct of such General Partner.

               B. The indemnification authorized by this Section 9.10 shall include, but not be limited to, payment of (i) reasonable attorneys' fees or other expenses incurred in connection with settlement or in any finally-adjudicated legal proceeding, and (ii) the removal of any liens affecting any property of the indemnitee.

               C. The indemnification rights contained in this Section 9.10 shall be cumulative of, and in addition to, any and all rights, remedies and recourses to which the General Partner shall be entitled, whether pursuant to the provisions of this Agreement, at law or in equity.

               D. The rights and obligations hereunder with respect to indemnification shall survive an event of withdrawal of a General Partner.

           ARTICLE 10 - BANK ACCOUNTS; BOOKS AND RECORDS; TAX ELECTION

          10.1 BANK ACCOUNT. The funds of the Partnership shall be deposited in such separate Partnership bank account or accounts as are approved by the General Partner, who shall arrange for the appropriate management of such account or accounts.

          10.2 BOOKS AND RECORDS.

               A. There shall be kept at the principal business office of the Partnership, as set forth in Section 10.3 hereof (or at such other office in the United States as the General Partner may designate), full and accurate books and records respecting the Project, showing all receipts and expenditures, assets and liabilities, profits, losses and distributions and all other information necessary for recording the business and affairs of the Partnership.

               B. The books shall be kept on an accrual method and shall show at all times all items of income and expense. In all events, the books of account of the Partnership shall be maintained in accordance with federal tax accounting principles as determined by the Code, and the applicable regulations promulgated thereunder and in effect from time to time.

               C. Audited financial statements shall be prepared annually by the Independent Accountants, and shall be paid for by the Partnership. Each Partner shall be entitled to a copy of such audited financial statements.

               D. In addition, the General Partner shall provide the Partners with such monthly and quarterly financial statements as may be prepared by the Partnership on an unaudited basis. On or before March 31 following each Partnership fiscal year, each Partner will be furnished with a copy of such report or financial statements together with such information as is relevant to such Partner for its individual federal, state and local income tax purposes with respect to the calendar year most recently ended.

               E. Any Partner shall have the right to a private examination and audit of the books and records of the Partnership, provided such examination is made at the expense of the Partner desiring it, made during normal business hours at reasonable times after due Notice, and at the offices at which the books and records of the Partnership are then kept.

          10.3 RECORDS REQUIRED UNDER THE ACT. In addition to the foregoing books of account, the Partnership shall keep at its business office, c/o Chelsea GCA Realty, Inc., 103 Eisenhower Parkway, Roseland, New Jersey 07068, the records required under the Act. Such records, and all records described in
Section 10.2hereof, shall be made available for inspection and copying upon the reasonable request, and at the expense, of any Partner during normal business hours.

          10.4 TAX MATTERS PARTNER.

               A. Pursuant to Section 6231 of the Code, the General Partner shall be the Tax Matters Partner (the "TMP") and shall prepare or cause to be prepared, by March 31 of each year, all tax returns required of the Partnership at the Partnership's expense. The TMP may be changed by the General Partner. The TMP shall not have the authority, without the Consent of the Partners to do any of the following which purports to bind, directly or indirectly, the
          Partners: (i) to enter into a settlement agreement respecting any tax returns and/or taxes payable by the Partnership; or (ii) to file any request contemplated in Section 6227(b) of the Code. The TMP shall not file a petition as contemplated in Sections 6226(a) or 6228(a) of the Code without consulting with the Partners and reflecting the substance of any comments received from the Partners in such petition. In addition, without the prior written approval of the Partners, the TMP shall not enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code for a period or periods exceeding one (1) year in the aggregate. The TMP shall give to the Partners prompt Notice upon receipt of advice that the IRS or any other taxing authority intends to examine any Partnership tax return or the books and records of the Partnership.

               B. If the Partnership incurs any costs in retaining accountants, attorneys, experts and/or other professionals related to any tax audit, declaration of any tax deficiency or any administrative proceeding or litigation involving any Partnership tax matter, the Partnership shall use all available funds for such purpose, but no Partner shall be required to advance or contribute funds to the Partnership for such purpose, except if and to the extent provided in
          Article 6 hereof.

                             ARTICLE 11 - TRANSFERS

          11.1 LIMITATION ON ASSIGNMENT BY GENERAL PARTNER. Except as expressly permitted under this Agreement, the General Partner may not sell, assign, transfer or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its Partnership Interest. Any attempt by the General Partner to sell, assign, transfer or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of its Partnership Interest, in violation of this Section 11.1 shall be null and void.

          11.2 LIMITATION ON ASSIGNMENT BY LIMITED PARTNERS.

               A. Except as expressly permitted under this Agreement, no Limited Partner may sell, assign, transfer or mortgage, hypothecate or otherwise encumber or permit or suffer any encumbrance of all or any part of its Partnership Interest.

               B. Notwithstanding the provisions of Section 11.2(a) hereof, (i) Chelsea may, at any time (and without any requirement to offer its Partnership Interest to any other Partner), assign its Partnership Interest as a Limited Partner to any Chelsea Affiliate so long as such transfer does not result or occur in connection with a Change in Control as defined in Subparagraph (i)(c) of Section 1.15, and (ii) Simon may, at any time (and without any requirement to offer its Partnership Interest to any other Partner), assign its Partnership Interest as a Limited Partner to any Simon Affiliate so long as such transfer does not result from or occur in connection with a Change in Control as defined in Subparagraph (ii)(C) of Section 1.15.

               C. Each Limited Partner agrees that no part of its Partnership Interest may be sold, assigned, pledged, encumbered or transferred, whether voluntarily or by operation of law, except as permitted by this Agreement. Any sale, assignment, pledge, encumbrance or transfer which is not permitted or does not comply with the terms hereof shall be invalid, void and without force or effect.

               D. Except as expressly permitted under this Agreement, the Partnership Interest of each Limited Partner (including such Partner's right to receive a share of the profits and a return of its Unreturned Capital Contributions Account) may be assigned, encumbered, pledged, conveyed or otherwise transferred, in whole or in part, only after the General Partner's Consent, which may be withheld in its sole discretion; provided further, in the event the General Partner does Consent, any assignee shall not become a substituted Limited Partner of the Partnership (unless all of the following conditions are satisfied or waived by the General Partner):

                    1. The assigning Limited Partner provides that the assignee shall become a substituted Limited Partner in the instrument of assignment;

                    2. The assignee agrees in writing to be bound by the terms of this Agreement;

                    3. The assignee pays to the Partnership a fee equal to the reasonable costs and expenses of the preparation and execution of an amendment to this Agreement;

                    4. The assignee provides an opinion of counsel, in form and substance satisfactory to the General Partner, that neither the offering nor the assignment of such Partnership Interest requires registration under applicable federal and state securities laws nor violates federal or state securities, "blue sky" or similar law;

                    5. Such transfer, together with all other sales or transfers of Partnership Interests within the preceding twelve (12) months will not result in a termination of the Partnership pursuant to
               Section 708 of the Code; and

                    6. Any such transfer shall not cause the Partnership to be classified as other than a partnership for federal income tax purposes.

           If all of the foregoing conditions are satisfied, the General Partner shall prepare (or cause to be prepared) an amendment to EXHIBIT A to this Agreement to be signed by the General Partner and new Limited Partner.

          11.3 THIRD PARTY OFFERS TO CHELSEA, SIMON OR S/C ORLANDO.

               A. FIRST REFUSAL NOTICE. Except as provided in SECTION 11.2, if, subsequent to the date which is 6 (six) full calendar years after the Project Completion Date, either Simon or Chelsea desires to sell all of its and its Affiliates' Percentage Interest in the Partnership it shall give written notice (the "First Refusal Notice") of such intention to the other Partner (the Partner issuing the First Refusal Notice is hereinafter called the "Offeror" and the Partner receiving the First Refusal Notice is hereinafter called the "Offeree"). The First Refusal Notice shall set forth (i) the price (the "Refusal Price") and terms upon which the Offeror has received a bona-fide, third party, arms-length offer (the "Bona Fide Offer") to purchase such Percentage Interest (the Percentage Interest in the Partnership subject to the First Refusal Notice is hereinafter called the "Subject Interest") subject to all liabilities of the Partnership as of that date, (ii) a copy of such third-party offer, and (iii) the name and address of the proposed purchaser, provided, that the Offeror shall deal with only one such Purchaser at a time. The Refusal Price set forth therein must be payable with cash consideration only, although, at the Offeror's election, payment of portions of such cash consideration may be deferred and paid, with interest, in one or more installments after closing. Moreover, in furtherance of SECTION 11.3(E) below, so as to avoid a termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code the First Refusal Notice must propose a structure for the sale of the Subject Interest so that the sale when combined with previous sales will not cause there to be a sale or exchange of more than a forty-nine percent (49%) interest in the Net Profits or capital of the Partnership in any 12-month period, or, alternatively to fairly compensate the Offeree for the cost (including loss of benefits and/or increased taxes) of any such tax termination. Any First Refusal Notice providing for non-cash consideration, in whole or in part, (except as permitted in this SECTION 11.3(A)) or a sale that would cause a combined sale or exchange of more than a forty-nine percent (49%) interest in any 12-month period (except as permitted in this SECTION 11.3(A)) shall not be effective to institute the First Refusal procedures. If the First Refusal Notice provides that payment of a portion of the Refusal Price is to be deferred, then the required collateral for such deferred payment shall be described in the First Refusal Notice and shall be the Subject Interest to be purchased and/or a certificate of deposit, irrevocable stand-by letter of credit, or other type of collateral which is generally available, liquid, and not unique. Such First Refusal Notice shall constitute an offer by the Offeror to sell to the Offeree the Subject Interest specified in the First Refusal Notice for such price and terms, exclusive of any brokerage or similar commission provided for therein. Except as otherwise provided herein, neither Simon nor Chelsea may give the First Refusal Notice during the Construction Period, or for six (6) years after the Project Completion Date.

               B. ELECTION BY OFFEREE. For a period of thirty (30) days following the date of receipt by the Offeree of the First Refusal Notice (the "First Refusal Period"), the Offeree shall have the option to purchase all, but not less than all, of the Subject Interest specified in the First Refusal Notice for the price and on the terms stated in the First Refusal Notice. In the alternative the Offeree shall have the option to sell its entire Percentage Interest in the Partnership to the Purchaser as set forth in subparagraph (D) hereof. If the Offeree elects to purchase the Subject Interest it must notify the Offeror in writing (the "First Refusal Exercise Notice") within said 30-day period, and such notice must be accompanied by a First Refusal Deposit (defined below). If the Offeree fails to send a First Refusal Exercise Notice or to deliver a First Refusal Deposit within said 30-day period it shall be deemed to have elected not to purchase. "First Refusal Deposit" shall mean an amount equal to 5% of the price set forth in the First Refusal Notice.

               C. CLOSING.

                    1. If the Offeree elects to so purchase the Subject
               Interest, the transfer of the Subject Interest specified in the First Refusal Notice from the Offeror to the Offeree shall be closed and consummated in the principal office of the Company at 11:00 a.m., local time, on the sixtieth (60th) day following the date of the First Refusal Exercise Notice (or if such date is not a business day, the business day next following such day), or on such earlier day as may be selected by the Offeree. At the closing, the Offeree shall deliver to the Offeror (i) such portion of the Refusal Price which is payable at closing in accordance with the terms of the First Refusal Notice in cash (U.S. dollars) by wire transfer representing immediately available Federal Reserve System funds and (ii) the promissory note and the applicable security instruments, if any, required by the First Refusal Notice. Simultaneously with the receipt of such payment, the Offeror shall deliver the Subject Interest to the Offeree free and clear of all liens, security interests and competing claims (other than security interests granted in favor of the Offeree to secure any Contribution Loans made by the Offeree on behalf of the Offeror and not fully credited as hereinafter provided) and shall deliver to the Offeree such instruments of transfer and such evidence of due authorization, execution and delivery and of the absence of any such liens, security interests or competing claims as the Offeree shall reasonably request. The Refusal Price paid at closing shall be reduced by the amount of any outstanding Contribution Loans made by the Offeree to the Offeror, together with all accrued interest thereon and the costs (including loss of benefits and/or increased taxes), if any, associated with any termination under
               Section 708(b) (1) (B) of the Code caused by the transfer.

                    2. If, by virtue of the election of the Offeree to purchase any Subject Interest in accordance with the provisions of this
               SECTION 11.3, the holder of any loan to the Partnership under which the Offeror or any of its Affiliates has personal liability has the right to, and notifies the Partnership of its intent to accelerate the loan, it shall be a condition to the closing that the Offeree repay such loan (plus any deferred and accrued and unpaid interest thereon and any required prepayment premium and/or yield maintenance fees), or have the Offeror and its Affiliates as applicable, released from personal liability for payment of the loan and any guaranty thereof by a written instrument reasonably satisfactory to the Offeror, at the closing of the sale of such Subject Interest.

               D. SALE OF PROJECT TO THIRD PARTY.

                    1. During the First Refusal Period, the Offeree shall also have the option to sell its entire Percentage Interest in the Partnership and (y) the interest of any Affiliate in the General Partner (collectively the "Entire Interest") to the Purchaser. If the Offeree elects to sell its Entire Interest to the Purchaser, it must notify the Offeror in writing (the "Sale Notice") within the First Refusal Period. If Offeree fails to send a Sale Notice within said time 30-day period, it shall be deemed to have elected not to sell its Entire Interest.

                    2. If the Offeree elects to sell its Entire Interest, the
               Offeror shall proceed to consummate a sale of both the Subject Interest, any interest held by an Affiliate of the Offeror in the General Partner and the Offeree's Entire Interest (the entire Project) to the Purchaser at a purchase price equal to the product of (i) the Refusal Price and (ii) the quotient resulting from the division of (x) one (1) by (y) the percentage interest in the Partnership represented by the Subject Interest, subject to all liabilities of the Partnership as of the date of the First Refusal Notice. For example, if the Refusal Price for the Offeror's Percentage Interest is $1,000,000 and the Subject Interest equals 50%, then the entire Project may be sold at a purchase price equal to $2,000,000 ($1,000,000 times 1.00/.50).
               The purchase price shall be payable as set forth in Section 11.3(a); provided however, that if a portion of the purchase price is to be deferred, then the required collateral for such deferred payment shall be a first mortgage on the Project and/or a certificate of deposit, irrevocable stand-by letter of credit or other type of collateral which is generally available, liquid and not unique and no more than 50% of the purchase price may be deferred. The form of the contract of sale shall be subject to the reasonable approval of the Offeree, and the contract shall be executed, and close, within the time frames, identified in Subparagraph (e)(i) of this section. If the holder of any loan to the Partnership under which a Partner or Partners or Affiliates have personal liability has the right to and notifies the Partnership of its intent to accelerate the loan, it shall be a condition to the closing that the Purchaser repay such loan and obtain releases from the lender of any guaranties given in connection therewith. Costs incurred in connection with the drafting and negotiation of the contract of sale (excluding, however, costs incurred by the Offeree in commenting on same) and any conveyance, transfer or similar taxes payable in connection with the closing shall be expenses of the Partnership.

               E. SALE OF SUBJECT INTEREST TO THIRD PARTY.

                    1. If the Offeree fails to exercise its right to purchase
               the Subject Interest, or if the Offeree exercises its right to purchase but through no fault of the Offeror subsequently fails to purchase the Subject Interest within the time specified, or the Offeree fails to offer to sell its entire Percentage Interest to the Purchaser, then the Offeror shall have the right, for four
               (4) months after the expiration of the First Refusal Period, to obtain a bona fide, binding contract for the sale of such Subject Interest to the third party which is identified as the prospective purchaser in the First Refusal Notice, so long as such third party is not an Affiliate of the Offeror (a "Purchaser") for a price and on terms and conditions consistent with SECTION 11.3(A) which are no less favorable to the Offeror than those stated in the First Refusal Notice, except that any such contract must provide for a closing of the purchase and sale of such Subject Interest within sixty (60) days after the date of such contract; PROVIDED, that if the Offeree fails to purchase the Offeror's Subject Interest in breach of a commitment by the Offeree to do so the Offeror shall have, as its sole remedy, the right to retain the First Refusal Deposit as liquidated damages and not as a penalty, and in addition thereto the above four-month limitation on the Offeror's rights to obtain a binding contract with a third party shall be extended to six (6) months.

                    2. In the event the Offeror proposes to consummate a sale of the Subject Interest to the Purchaser identified pursuant to
               SECTION 11.3(A) hereof within the time specified and in a manner otherwise consistent with the requirements of SECTIONS 11.3(D)(1) above, the Purchaser shall not be entitled to any benefits or rights under this Agreement unless and until:

                         a. The Offeree shall reasonably approve the form and
                    content of the instruments of transfer;

                         b. The Purchaser in writing accepts and adopts all of
                    the terms and conditions of this Agreement, as the same may have been amended, including, without limitation, the restrictions on transfer set forth in SECTION 11.2, and acknowledges that the Offeror's rights under this SECTION
                    11.3 are transferable, but shall not be available for a period of two (2) years, to such Purchaser;

                         c. The Offeror or the Purchaser, as the case may be,
                    pays all debts of the Offeror then due and payable to the Partnership or to the Offeree (including interest accrued thereon) and all capital contributions then due and payable by the Offeror to the Partnership;

                         d. The Offeror or the Purchaser pays all reasonable
                    expenses incurred by the Offeree from the date the Offeree last declines to purchase the Subject Interest through the date on which the Subject Interest is transferred to the Purchaser, including, without limitation, legal and accounting fees, and pays all costs incurred by the Partnership as the result of such transfer, including, without limitation, real or personal property transfer taxes, if any, imposed on the Partnership by virtue of the transfer and the cost of preparing and filing any and all tax returns which are required to be filed as a result of such sale; and

                         e. If required by the Offeree, the Purchaser delivers
                    an opinion of counsel to the Partnership, which counsel and opinion are satisfactory to the Offeree, that an exemption from registration or qualification under the Securities Act of 1933, as amended, and under all applicable statutes, rules or laws of any state which may be applicable thereto is available.

                    3. In the event the Offeror is an Affiliate of the operating member of the General Partner and/or an Affiliate of the manager under the Management Agreement, the non-operating member shall have the right to become the operating member and the manager under the Management Agreement (or to have an Affiliate become the manager) upon sale of the Subject Interest by giving notice of exercise to the Offeror.

               F. REINSTATEMENT OF FIRST REFUSAL PROCEDURE. In the event the Offeror fails within the time specified in SECTION 11.3(D) OR SECTION 11.3(E), AS APPLICABLE, to consummate such proposed sale, through no fault of the Offeree, the Offeror shall reimburse the Offeree for its above-described costs and shall, prior to any subsequent proposed sale of the Subject Interest be required to extend to the Offeree, and the Offeree shall have, the rights of First Refusal set forth in this
          SECTION 11.3. Except as otherwise permitted by this Agreement, any sale, assignment or other transfer by a Partner of its Percentage Interest or any portion thereof in violation of the restrictions and procedures set forth in this SECTION 11.3 shall be void.

               G. RELATIONSHIP TO BUY-SELL. Neither Chelsea nor Simon may invoke the provisions of this Section 11.3 during any period when the buy/sell option described in Section 11.4 hereof has been invoked but closing thereunder has not yet occurred.

               H. OFFER BY MEMBER TO MEMBER. Notwithstanding anything to the contrary in this Section 11.3, from and after the Project Completion Date, Chelsea and Simon shall have the right to make offers to the other for the purchase and sale of all or any portion of their respective Partnership Interests. Such offers shall not be subject to the First Right of Refusal Procedure and the party receiving same shall not be obligated to take any action with respect thereto.

          11.4 BUY-SELL

               A. Except as hereinafter set forth, at any time following the date which is six full calendar (6) years after the Project Completion Date, either Partner (the "Offeror"), provided such Partner is not then a Defaulting Partner, may by giving the other Partner (the "Offeree") written notice (the "Sale Notice") implement the sale procedures which are set forth in this SECTION 11.4. The Offeror must offer the Entire Interest as previously defined in SECTION 11.3(D). Prior to implementing the sale procedures, the Partner wishing to trigger the buy-sell shall first be obligated to notify the other Partner of its desire to sell its Entire Interest and the Partners shall thereafter commence good faith discussions to determine whether or not they mutually agree upon the terms and conditions for the sale of one Partner's Entire Interest in the Partnership to the other Partner. If the Partners are unable to agree, then upon the earlier to occur of thirty (30) days after commencement of discussions or the date either party notifies the other that it does not want to continue discussions, the Offeror may deliver the Sale Notice which shall state the cash price (determined or to be determined as set forth in subparagraph (E) below) at which the Offeror would be willing to sell its Entire Interest in the Partnership to the Offeree or to purchase the Offeree's Entire Interest in the Partnership.

               B. Except as hereinafter set forth, no Partner may give the Sale Notice described in SECTION 11.4(A) during the Construction Period or for six(6) years after the Project Completion Date.

               C. If there is a merger, consolidation, or other business reorganization of Chelsea or Chelsea, Inc. or Simon, Simon, Inc., SD Inc., or SPG as a result of which a Change in Control occurs (as defined in Section 1.15), then the non-merging, non-consolidating or non-reorganizing Partner may, at its option implement the Buy-Sell procedures set forth in this Section 11.4 regardless of the period of time that has elapsed subsequent to the Project Completion Date.

               D. If any Partner shall choose to deliver a Sale Notice, upon receipt of the Sale Notice given and delivered pursuant to SECTION 11.4(A), the Offeree shall be obligated to elect, in accordance with the provisions of this SECTION 11.4, either to purchase the Offeror's Entire Interest in the Partnership or to sell its Entire Interest in the Partnership to the Offeror for cash at the closing described in
          SECTION 11.5.

               E. The purchase price (the "PURCHASE PRICE") for any purchase and sale of the Entire Interest in the Partnership of a Partner under this
          SECTION 11.4 shall be equal to the cash amount set forth in the Sale Notice (less the outstanding principal balance of the mortgage, transfer taxes and prepayment premiums or other amounts payable to the lender, which amount shall be adjusted for the respective Percentage Interests of the Partners).

               F. The Offeree shall give written notice of its election to the Offeror within 30 days after receipt of the Offer. Failure of the Offeree to give notice that such Offeree has elected to purchase the Offeror's Entire Interest in the Partnership shall be conclusively deemed to be an election of the Offeree to sell to the Offeror its Entire Interest in the Partnership.

               G. If the holder of any loan to the Partnership under which the selling Partner or any Affiliate thereof has personal liability, has the right to, and notifies the Partnership of its intent to accelerate such loan, it shall be a condition to the closing that the purchasing Partner repay such loan (plus any deferred and accrued and unpaid interest thereon and any prepayment premium and/or yield maintenance fees) at the closing, or have the selling Partner or any Affiliate thereof released from liability for payment of the loan and any guarantees made in connection therewith by a written instrument reasonably satisfactory to the selling Partner, and the failure to do so will cause such Partner to be a Defaulting Partner. The purchasing Partner agrees to indemnify the selling Partner and its Affiliates and hold each of them harmless from and against any damage, loss or liability to any of them as a result of the indemnifying party's failure to repay such loan at the closing in accordance with the provisions hereof. In addition, the selling Partner may, in its sole and absolute discretion, and without prejudice to any other legal or equitable remedies it may have, refuse to proceed with the closing unless simultaneously therewith any such loan is so repaid.

               H. The Offeree's election for which notice is given pursuant to subparagraph (F) shall create a binding contract for the purchase by Offeree of Offeror's Entire Interest or sale, as the case may be, of the Offeree's Entire Interest in the Partnership on the terms set forth in this SECTION 11.4. If the Offeree shall thereafter be in breach of its obligation to close the purchase or sale in accordance with such election, such Partner shall be a Defaulting Partner and in addition to all other rights and remedies herein provided, the Offeror shall have all remedies at law or in equity. In the event the Offeror shall be in breach of its obligation to close the purchase or sale herein provided, then such Partner shall be a Defaulting Partner, and in addition to all other rights and remedies herein provided, the Offeree shall have all remedies available in law or at equity.

          11.5 CLOSING OF PURCHASE OF A PARTNER'S INTEREST.

               A. The closing of any sale of a Partner's interest pursuant to
          SECTION 11.4 shall be held at the office where the principal place of business of the Partnership is located on the 120th day after the election by the Offeree (unless the Partners agree to a different mutually acceptable date), unless such 120th day is not a business day, in which event the closing shall take place on the first business day following such 120th day. Within 30 days prior to such closing, there shall be a preliminary closing at which the Partners shall act diligently and in good faith to agree upon the form and substance of all documents necessary to effectuate the closing.

               B. At the closing, an assignment and, if requested by the purchasing Partner, a bill of sale (both with covenants against grantor's acts) from the selling Partner to the purchasing Partner of the selling Partner's Percentage Interest in the Partnership and any Affiliate's interest in the General Partner, therein, together with such other instruments and documents as may be reasonably necessary or desirable to effectuate the sale and transfer to the purchasing Partner, shall be deposited in escrow under an escrow agreement and with an escrow agent approved by the Partners, which approval shall not be unreasonably withheld. If there is any dispute between the Partners, any title company which issued a fee title policy to the Partnership or acted as co-insurer or reinsurer may be designated by any Partner as the escrow agent. The instruments and documents to be deposited in escrow at the closing shall be legally sufficient to convey the selling Partner's interest in the Partnership to the purchasing Partner, free and clear of all mortgages, deeds of trust, liens and encumbrances. The purchase price shall be paid to the selling Partner by federal wire transfer of immediately available funds to an account designated by the selling Partner.

               C. In the event there are any conveyance, transfer or similar taxes payable as an incident to the conveyances at the preliminary closing or the closing, such taxes shall be expenses of the Partnership. In the event that any title insurance company insuring the title of the Partnership to the Project shall refuse to endorse its policy of title insurance to reinsure the Partnership's title to the Project effective immediately after the transfer to the purchasing Partner without exception other than as set forth in the original policy of title insurance (other than exceptions for real estate taxes, rights of tenants in possession, as tenants only, any surviving deeds of trust, mortgages, liens or charges against the Project, any easements created by the Partnership and Approved by the Partners, and any other matter Approved by the Partners at any time or from time to time), then the assignment from the Offeror to the purchasing Partner shall contain general warranties of its title to its interest in the Partnership and the Project.

          11.6 ASSUMPTION OF LIABILITIES.

               A. At any closing held pursuant to SECTION 11.5, the purchasing Partner shall, by a legally enforceable agreement, assume the payment of all obligations of the Partnership accruing after closing, including, without limitation, any indebtedness under any lien on the Project identified in the Offer to the extent that the Partners have personal liability therefor, and shall further secure the release of the selling Partner's or any Affiliate's guarantees, if any.

               B. If, at the time of the purchase of the selling Partner's interest, the Project is subject to any mortgage, deed of trust, lien or charge, other than those which were in existence at the time of the Sale Notice and used to calculate the Purchase Price, the purchasing Partner shall discharge, assume, or take subject to such mortgage, deed of trust, lien or charge and reduce the amount of the Purchase Price otherwise payable pursuant to SECTION 11.4(D) by the selling Partner's pro rata share of the amount of money as would be required to discharge such mortgage, deed of trust, lien or charge (including, without limitation, any and all prepayment premiums or penalties). In addition, if such an encumbrance shall have been placed by the selling Partner in contravention of the terms and provisions of this Agreement, then the purchasing Partner shall also have all of the rights provided in SECTION 11.4 with respect to a default by the selling Partner, and the purchasing Partner shall not be required to close the purchase and sale of the interest of the selling Partner in the Partnership.

               C. Unless the Sale Notice provides otherwise, if the Project is damaged by fire or other casualty, or if any party possessing the right of eminent domain or such similar right shall give notice of an intention to take or acquire a part of the Project, and such damage occurs, or such notice is given between the date of the Sale Notice and the closing, the following shall apply:

                    1. If the Project is damaged by an insured casualty (or an uninsured casualty not resulting in significant damage, which for the purposes of this subsection only shall mean damage the cost to repair of which would not exceed $1,000,000), or if the taking or acquisition shall not involve a substantial portion of the Project resulting in an other than substantial reduction in income, then the Offeree shall be required to complete the transaction and accept an assignment of the insurance or condemnation proceeds, in which case the Purchase Price shall be reduced by a portion of the uninsured casualty, if any, equal to the amount of the uninsured casualty multiplied by the selling Member's Entire Interest, and shall be further reduced by the sum of all deductible amounts specified under the policies of insurance multiplied by the selling Member's Entire Percentage Interest.

                    2. If the Project is damaged by an uninsured casualty
               resulting in significant damage, or if the taking or acquisition shall or may result in a substantial reduction in the income producing capacity of the Project, then the purchasing Partner shall have the option to either (1) accept the Entire Interest in the Project in an "as is" condition together with any insurance proceeds, settlements and awards (in which case the Purchase Price shall be reduced by the sum of all deductible amounts specified under policies of insurance multiplied by the selling Partner's Entire Interest), or (2) cancel the purchase.

          In the event that the purchase is canceled by the purchasing Partner in accordance with this SECTION 11.6(C), the terms of this Agreement shall remain in effect and continue to be binding on the parties.

          11.7 CONTINUATION OF PARTNERSHIP UPON GENERAL PARTNER WITHDRAWAL. The retirement, withdrawal, Bankruptcy, dissolution, death or adjudication of incompetence of the General Partner shall cause the dissolution of the Partnership, unless the Partners elect, by unanimous consent (other than the affected partner or its successor in interest), within ninety (90) days of such event, to continue the Partnership and the Partnership business. If such election to continue is made, then (i) the Partnership shall not be dissolved;
(ii) the Partnership and the Partnership business shall be continued; (iii) a Successor General Partner shall be appointed by the Consent of the Partners in accordance with Section 11.8 hereof and the Partnership Interest of the Bankrupt, retired, deceased, dissolved or incompetent General Partner shall be converted to a Partnership Interest as a Limited Partner; and (iv) this Agreement and the Certificate shall be amended to reflect (a) such continuation of the Partnership, (b) if applicable, the conversion of such General Partner's Partnership Interest to a Limited Partner's Partnership Interest, and (c) the admission of the Successor General Partner(s) designated pursuant to clause
(iii) of this Section 11.7.

          11.8 ELECTION OF SUCCESSOR GENERAL PARTNER.

               A. A Person shall be admitted as a Successor General Partner only if the following terms and conditions are satisfied:

                    1. Except as otherwise provided herein, the admission of
               such Person as a General Partner shall have been agreed to by the Consent of the Partners (other than the affected partner or its successor in interest);

                    2. The person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement and the Certificate, by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a Successor General Partner; and

                    3. An amended Certificate evidencing the admission of such
               Person as a General Partner shall have been filed for recordation under the Act.

                    B. Notwithstanding Section 11.8(a) hereof, in the event
               Chelsea or Simon acquires the Entire Interest of the other pursuant to Section 11.3 or 11.4 then Chelsea or Simon or an Affiliate thereof, as the case may he, shall be admitted as a Successor General Partner without the Consent of all Partners pursuant to Section 11.8(a) hereof.

          11.9 ADMISSION OF SUBSTITUTE LIMITED PARTNER. Notwithstanding any other provision under this Agreement, no transferee of a Limited Partner's Partnership Interest shall become a substituted Limited Partner unless (i) such transferee shall have executed an instrument satisfactory in form and substance to the General Partner accepting and agreeing to be bound by all the terms of this Agreement, (ii) the General Partner has given its Consent thereto, which may be withheld in its sole discretion; and (iii) all applicable requirements imposed by this Article 11 have been fulfilled. Absent such substitution, an assignor of a Limited Partner's Partnership Interest shall continue to be a Limited Partner with all of the rights and obligations thereof, except for entitlement to any Partnership distributions or allocations attributable to such Partnership Interest.

          11.10 DEATH, INCOMPETENCE OR DISSOLUTION OF A LIMITED PARTNER. The adjudication of Bankruptcy or insolvency, dissolution or termination of any partnership or corporate Limited Partner, or the death or adjudication of insanity, incompetence, Bankruptcy or insolvency of any individual Limited Partners (other than a Limited Partner who is also a General Partner) shall not dissolve the Partnership. In such event, the executors or administrators of the estate of the deceased Limited Partner, or the committee or other legal representatives of the estate of the insane, incompetent, bankrupt or insolvent Limited Partner, shall, for the purposes of settling the estate, have all of the rights of a Limited Partner and be subject to the provisions of this Agreement, including this Article 11.


                  ARTICLE 12 - TERM; DISSOLUTION OF PARTNERSHIP

          12.1 TERM.
The Partnership shall continue in effect until December 31, 2050, unless sooner dissolved and liquidated in accordance with the provisions hereof. All provisions of this Agreement relative to dissolution and liquidation shall be cumulative and the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provisions.

          12.2 EVENTS OF DISSOLUTION. The Partnership shall be dissolved upon the occurrence of any of the following events:

               A. Subject to the provisions of Section 11.7 hereof, the adjudication of Bankruptcy or insolvency, dissolution or termination of the General Partner

               B. The expiration of the term of the Partnership;

               C. The sale or other disposition (through condemnation or otherwise) of all or substantially all of the Land and the Project and completion of the purposes of the Partnership; or

               D. When Partners owning more than seventy-five percent (75%) of the aggregate Partnership Interests shall so determine in writing.

          12.3 WINDING-UP OF PARTNERSHIP. Upon dissolution of the Partnership, the General Partner then remaining (or if there is no remaining General Partner, Limited Partners owning a majority of the total Limited Partners' Partnership Interests), shall proceed with dispatch and without any unnecessary delay to wind up the business affairs of the Partnership, to sell or otherwise liquidate the Partnership assets and Partnership Property, and, after paying or duly providing for all liabilities to creditors of the Partnership, to distribute the net proceeds and any other liquid assets of the Partnership among the Partners in the manner set forth in Section 7.8 hereof.

          12.4 TERMINATION OF PARTNERSHIP. The Partnership shall terminate when
(i) all property and assets owned by the Partnership shall have been disposed of, (ii) the net proceeds therefrom and any other liquid assets of the Partnership, after payment of or due provision for all liabilities to creditors of the Partnership, shall have been distributed to the Partners as provided in
Section 7.8 hereof, and (iii) the Certificate has been amended (terminated) of record to reflect such termination. With respect to any and all distributions made to Partners (general or limited) pursuant to Section 7.8 hereof, and with respect to the aforesaid termination of the Partnership, no Partner shall have any liability or obligation to the Partnership or to any other Partner to contribute any cash or other property to the Partnership or to any other Partner, or to defer or forego the receipt of any cash or other property from the Partnership, by reason of any deficit in such Partner's Capital Account at such time.

                      ARTICLE 13 - MISCELLANEOUS PROVISIONS

          13.1 NO AGENCY; NO LIMITATION OF BUSINESS ACTIVITIES BY PARTNERS. Except as provided in this Agreement, nothing herein contained shall be construed to constitute any Partner hereof the agent of any other Partner hereof or to limit the Partners in any manner in the carrying on of their own respective businesses or activities. Any Partner may engage in and/or possess any interest in other businesses and real estate ventures of every nature and description, independently or with others, including but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property, and neither the Partnership nor any Partner hereof shall have any rights in or to any such independent venture or the income or profits derived therefrom.

          13.2 PARTNERSHIP INTERESTS TREATED AS PERSONALTY. The Partnership Interests of all Partners, and the interest of all Partners in and to the Partnership and the assets and property of the Partnership, shall be deemed for all purposes to be personal property and not real property. All real and other property owned by the Partnership shall be deemed to be owned legally and beneficially solely by the Partnership as a separate entity, and no Partner, individually, shall have any direct ownership interest in any such Partnership Property.

          13.3 EFFECT OF CONSENT OR WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by such other Partner in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to object to or complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, irrespective of how long such failure continues, shall not constitute a waiver by any such Partner of its rights hereunder.

          13.4 SECTION HEADINGS AND PRONOUNS. All headings contained in this Agreement are for convenience of reference only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the Person or Persons may require.

          13.5 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid portion. The Partners shall amend this Agreement to replace any such invalid or unenforceable provision with a valid and enforceable provision which comes closest to the intent of the Partners with respect to such invalid or unenforceable provision.

          13.6 PARTITION. Each of the parties hereof irrevocably waives during the term of the Partnership any right it may have , to maintain an action for partition with respect to Partnership Property and any other Partnership assets.

          13.7 NO BENEFIT TO CREDITORS. No provision of this Agreement is intended to be for the benefit of any creditor or any other Person (other than a Partner in its capacity as a Partner) to whom any debts, liabilities or obligations are owed by the Partnership or any Partner, and no such Person shall be deemed to be a third party beneficiary of any provision of this Agreement.

          13.8 ENTIRE AGREEMENT. This Agreement, including all exhibits and appendices hereto, which are incorporated herein by this reference, sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the terms of the Partnership, the conduct of the Partnership business and the property of the Partnership, through the date hereof, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, with respect thereto among them, through the date hereof, other than as set forth herein.

          13.9 GOVERNING LAW; LITIGATION. It is the intention of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Florida. In the event the Partnership or any Partner (or its Affiliates) institutes litigation or an administrative action against, Chelsea or any of its Affiliates, and/or Simon or any of its Affiliates, relating to a claim arising under this Agreement or related to the Land or Project the parties hereto agree that the prevailing party in such litigation or administrative action shall be entitled to recover its out-of-pocket costs and expenses of defending or maintaining such litigation or administrative action, including without limitation, attorneys' fees. With respect to any action initiated by a Partner in the nature of a derivative action, the Partner initiating the derivative action shall be obligated to reimburse the Partnership for any obligation incurred by the Partnership pursuant to this Section 13.9 if such Partner is the losing party in such litigation or administrative action. For purposes of the foregoing, a Partner who is an Affiliate of a party which is the losing party in such litigation or administrative action shall be obligated to reimburse the prevailing party for the costs and expenses of such litigation or administrative action.

          13.10 BINDING EFFECT. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

          13.11 NOTICES. Notices required herein shall be sent to the following addresses:

      If to S/C Orlando:       S/C Orlando Development LLC
                               c/o Chelsea GCA Realty, Inc.
                               103 Eisenhower Parkway
                               Roseland, New Jersey 07068
                               Attention: Chief Executive Officer
                               Fax: (973) 228-1694

      with a copy to:          Simon Property Group, L.P.
                               National City Center
                               115 West Washington Street
                               Indianapolis, Indiana 46204
                               Attention: Chief Executive Officer
                               Fax: (317) 265-7177

      If to Chelsea:           Chelsea GCA Realty Partnership, L.P.
                               103 Eisenhower Parkway
                               Roseland, New Jersey 07068
                               Attention: General Counsel
                               Fax: (973) 228-7913

      If to Simon:             Simon Property Group, L.P.
                               National City Center
                               115 West Washington Street
                               Indianapolis, Indiana 46204
                               Attention: General Counsel
                               Fax: (317) 685-7221

          13.12 GENERAL PARTNER AS ATTORNEY-IN-FACT FOR LIMITED PARTNERS.

               A. Each of the Limited Partners hereby appoints, and each newly admitted or substitute Limited Partner, by being admitted to the Partnership, automatically appoints the General Partner or any successor general partner for the General Partner, as its true and lawful attorney-in-fact to execute such amendments to this Agreement and the Certificate and other instruments and to do such other acts as may be required in the conduct of the Partnership business, consistent with the provisions of this Agreement and authorized by the General Partner to reflect, among other things, any of the following:

                    1. A change in the name of the Partnership or in the
               principal office or the resident agent of the Partnership;

                    2. The conversion of a General Partner Partnership Interest into a Limited Partner Partnership Interest, or the admission of a General Partner pursuant to any of the provisions of Article 11 hereof;

                    3. The substitution of any successor General Partner or
               Limited Partners pursuant to the provisions of Article 11 hereof, or by unanimous Consent of all Partners;

                    4. The correction or clarification of any scrivener's error in this Agreement or the Certificate;

                    5. The execution and filing by the Partnership of any
               statement, amendment or other document required to be filed for record under any provision of the Act;

                    6. Any amendment to this Agreement or the Certificate which amendment is approved by the Partners or is required by the Act or any other applicable state or federal law to conform the Agreement and/or the Certificate to any requirements of the Act or any other applicable state or federal law; or

                    7. The amendment of EXHIBIT A hereto pursuant to the terms and conditions of this Agreement.

               B. The appointment of the attorneys pursuant to this Section 13.12shall be irrevocable and coupled with an interest, and shall survive the disability of any Limited Partner.

          13.13 COUNTERPARTS AND EFFECTIVENESS.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and may be executed and delivered by facsimile transmission with each party executing the agreement (or a counterpart thereto) and delivering such executed document by facsimile transmission with the original to follow by actual delivery. The parties hereto intend to be legally bound and obligated by this Agreement effective immediately upon the delivery of any such facsimile transmission.


                          [End of Page 40]

          IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures as of the day and year first above written.

                               GENERAL PARTNER:

                               S/C ORLANDO DEVELOPMENT LLC,
                               a Delaware limited liability company
                                 By:  Chelsea GCA Realty Partnership, L.P.,
                                      a Delaware limited partnership,
                                   By:  Chelsea GCA Realty. Inc.,
                                        General Partner


                                    By:____________________________
                                    Its:___________________________


                               LIMITED PARTNERS:

                               Chelsea GCA Realty Partnership, L.P.,
                               a Delaware limited partnership
                                 By:  Chelsea GCA Realty. Inc.,
                                      a Maryland corporation,
                                      General Partner



                                    By:____________________________
                                    Its:___________________________

                               SIMON PROPERTY GROUP, L.P.,
                               a Delaware limited partnership

                                 By:   SIMON PROPERTY GROUP, INC.,
                                       a Delaware corporation, General Partner



                                    By:____________________________
                                    Its:___________________________

              SIMON/CHELSEA ORLANDO DEVELOPMENT LIMITED PARTNERSHIP

                                  EXHIBIT A TO
                          LIMITED PARTNERSHIP AGREEMENT

                              SCHEDULE OF PARTNERS

NAME AND ADDRESS                            PARTNERSHIP INTERESTS
GENERAL PARTNER:
S/C Orlando Development LLC                          .5%
c/o Chelsea GCA Realty, Inc.
103 Eisenhower Parkway
Roseland, New Jersey 07068

LIMITED PARTNERS:

Chelsea GCA Realty Partnership, L.P.               49.75%
c/o Chelsea GCA Realty, Inc.
103 Eisenhower Parkway
Roseland, New Jersey 07068

Simon Property Group, L.P.                         49.75%
National City Center
115 West Washington Street
Indianapolis, Indiana 46204

              SIMON/CHELSEA ORLANDO DEVELOPMENT LIMITED PARTNERSHIP

                                  EXHIBIT B TO
                          LIMITED PARTNERSHIP AGREEMENT

                                    THE LAND

              SIMON/CHELSEA ORLANDO DEVELOPMENT LIMITED PARTNERSHIP

                                  EXHIBIT C TO
                          LIMITED PARTNERSHIP AGREEMENT

                    ADJUSTED PERCENTAGE INTEREST CALCULATION



          Assume that on the Percentage Interest Adjustment Date Member A has contributed $10 million to the Partnership and Partner B has contributed $6 million to the Partnership. Partner A's percentage of the total contribution is

           $10 MILLION   =     .625 (62.5%)
           -----------
           $16 million

and the percentage of the total contributions of Partner B is

           $6 million   =    .375 (37.5%)
           $16 million

As a result, 37.5% shall be Partner B's Adjusted Percentage Interest. Partner A's adjusted Percentage Interest shall be 62.5%.

              SIMON/CHELSEA ORLANDO DEVELOPMENT LIMITED PARTNERSHIP

                          LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS


SECTION                                                        PAGE


ARTICLE 1 - DEFINED TERMS.........................................1
   1.1  Act.......................................................1
   1.2  Adjusted Percentage Interest..............................1
   1.3  Affiliate.................................................1
   1.4  Agreement.................................................2
   1.5  Approved..................................................2
   1.6  Bankruptcy................................................2
   1.7  Bona Fide Offer...........................................2
   1.8  Budgets ..................................................2
   1.9  Business Day..............................................3
   1.10 Capital Account ..........................................3
   1.11 Capital Contribution......................................3
   1.12 Capital Contribution Balance..............................3
   1.13 Carrying Value............................................3
   1.14 Certificate...............................................4
   1.15 Change of Control.........................................4
   1.16 Chelsea...................................................4
   1.17 Deletion..................................................4
   1.18 Code......................................................4
   1.19 Consent...................................................4
   1.20 Construction Lender.......................................4
   1.21 Construction Loan.........................................4
   1.22 Deletion..................................................4
   1.23 Construction Period.......................................4
   1.24 Debt Service..............................................5
   1.25 Depreciation..............................................5
   1.26 Development Agreement.....................................5
   1.27 Dollars or $..............................................5
   1.28 Excess Negative Balance...................................5
   1.29 Fiscal Year...............................................5
   1.30 Funding Member............................................5
   1.31 General Partner...........................................5
   1.32 General Partnership Agreement.............................6
   1.33 Independent Accountants...................................6
   1.34 Initial Percentage Interest...............................6
   1.35 Land......................................................6
   1.36 Land Parcels..............................................6
   1.37 Limited Partner...........................................6
   1.38 Major Capital Event.......................................6
   1.39 Major Decision............................................6
   1.40 Management Agreement......................................6
   1.41 Minimum Gain..............................................6
   1.42 Negative Capital Account..................................6
   1.43 Net Ordinary Cash Flow....................................6
   1.44 Net Profits and Net Losses................................7
   1.45 Nonrecourse Debt..........................................8
   1.46 Nonrecourse Deductions....................................8
   1.47 Non-Contributing Member...................................8
   1.48 Non-Funding Member........................................8
   1.49 Notice....................................................8
   1.50 Operating Budget..........................................8
   1.51 Operating Expenses........................................8
   1.52 Partially Adjusted Capital Account........................8
   1.53 Partner...................................................8
   1.54 Deletion..................................................8
   1.55 Partner Minimum Gain......................................9
   1.56 Partner Nonrecourse Deductions............................9
   1.57 Partner Nonrecourse Debt..................................9
   1.58 Partnership Minimum Gain..................................9
   1.59 Partnership...............................................9
   1.60 Partnership Interest......................................9
   1.61 Partnership Property......................................9
   1.62 Percentage Interest.......................................9
   1.63 Percentage Interest Adjustment Date.......................9
   1.64 Permanent Loan............................................9
   1.65 Person....................................................9
   1.66 Plans.....................................................9
   1.67 Positive Capital Account..................................9
   1.68 Prime or Prime Rate......................................10
   1.69 Proceeds.................................................10
   1.70 Project..................................................10
   1.71 Project Completion Date..................................10
   1.72 Regulations..............................................10
   1.73 S/C Orlando..............................................10
   1.74 Simon....................................................10
   1.75 Simon, Inc...............................................10
   1.76 Target Capital Account...................................10
   1.77 Tax Matters Partner or TMP...............................10
   1.78 Total Project Costs......................................10
   1.79 Unreturned Capital Contributions Account.................11

ARTICLE 2 - FORMATION AND NAME; FILINGS; ASSUMED NAMES...........11
   2.1  Formation and Name.......................................11
   2.2  Filings..................................................11
   2.3  Assumed Names............................................11

ARTICLE 3 - PRINCIPAL OFFICE; ADDITIONAL OFFICES; RESIDENT AGENT.11
   3.1  Principal Office; Place of Business......................11
   3.2  Resident Agent...........................................11

ARTICLE 4 - BUSINESS OF PARTNERSHIP..............................12
   Business and Purpose of Partnership...........................12

ARTICLE 5 - PARTNERS AND PERCENTAGES OF PARTNERSHIP INTEREST.....12
   Partners; Percentage Interests................................12

ARTICLE 6 - CAPITALIZATION AND LOANS.............................12
   6.1  Initial Capital Contributions and Interests..............12
   6.2  Additional Capital Contributions.........................13
   6.3  Payment of Capital Contributions.........................13
   6.4  Default Capital Contributions............................13
   6.5  Amounts Incurred to Fund Construction Overages ..........16
   6.6  Liability of Limited Partners............................17
   6.7  No Interest on Capital Contribution......................17
   6.8  Withdrawal of Capital Contributions......................17
   6.9  Maintenance of Capital Accounts..........................17
   6.10 No Third Party Benefit...................................18

ARTICLE 7 - ALLOCATIONS AND DISTRIBUTIONS........................19
   7.1  General Allocation of Net Profits and Net Losses.........19
   7.2  Overriding Allocations of Net Profits and Net Losses.....19
   7.3  Section 754 and Other Elections..........................20
   7.4  Partial Taxable Year.....................................21
   7.5  Intent...................................................21
   7.6  Use of Proceeds..........................................21
   7.7  Distribution of Net Ordinary Cash Flow...................21
   7.8  Distributions Upon Major Capital Event...................21
   7.9  Distribution of Cost Savings.............................22

ARTICLE 8 - LEGAL TITLE TO PARTNERSHIP PROPERTY..................22
   8.1  Legal Title..............................................22
   8.2  Matters Affecting Legal Title............................22

ARTICLE 9 - MANAGEMENT OF BUSINESS...............................23
   9.1  Duties, Rights and Powers of the Managing General
        Partner; Fees and Costs; Indemnification.................23
   9.2  Budgets..................................................23
   9.3  Management Agreement, Management Fees....................24
   9.4  Development Agreement; Development and Leasing Fees......24
   9.5  Post-Initial Lease-Up Fees...............................24
   9.6  Third Party Services.....................................24
   9.7  Costs....................................................24
   9.8  Liability of Limited Partners............................24
   9.9  Indemnification of General Partner.......................25


ARTICLE 10 - FISCAL YEAR; BANK ACCOUNTS; BOOKS AND RECORDS;
             TAX ELECTION........................................25
   10.1 Bank Account.............................................25
   10.2 Books and Records........................................25
   10.3 Records Required Under the Act...........................26
   10.4 Tax Matters Partner......................................26

ARTICLE 11 - TRANSFERS...........................................26
   11.1 Limitation on Assignment by General Partner..............26
   11.2 Limitation on Assignment by Limited Partners ............27
   11.3 Third Party Offers to Chelsea, Simon or S/C Orlando......28
   11.4 Buy/Sell.................................................32
   11.5 Closing of Purchase of a Partner's Interest..............33
   11.6 Assumption of Liabilities................................34
   11.7 Continuation of Partnership Upon General Partner
        Withdrawal...............................................35
   11.8 Election of Successor General Partner....................35
   11.9 Admission of Substitute Limited Partner..................36
   11.10 Death, Incompetence or Dissolution of a Limited Partner.36

ARTICLE 12 - TERM; DISSOLUTION OF PARTNERSHIP....................36
   12.1 Term.....................................................36
   12.2 Events of Dissolution....................................36
   12.3 Winding-Up of Partnership................................36
   12.4 Termination of Partnership...............................37

ARTICLE 13 - MISCELLANEOUS PROVISIONS............................37
   13.1 No Agency; No Limitation of Business Activities
        by Partners..............................................37
   13.2 Partnership Interests Treated as Personalty..............37
   13.3 Effect of Consent or Waiver..............................37
   13.4 Section Headings and Pronouns............................37
   13.5 Severability.............................................37
   13.6 Partition................................................38
   13.7 No Benefit to Creditors..................................38
   13.8 Entire Agreement.........................................38
   13.9 Governing Law; Litigation................................38
   13.10 Binding Effect..........................................38
   13.11 Notices.................................................38
   13.12 Managing General Partner as Attorney-in-Fact for
         Limited Partners........................................39
   13.13Counterparts and Effectiveness...........................40



EXHIBITS:

Exhibit A
   Schedule of Partners..........................................42
Exhibit B
   The Land......................................................43
Exhibit C
   Adjusted Percentage Interest Calculation......................44

              SIMON/CHELSEA ORLANDO DEVELOPMENT LIMITED PARTNERSHIP
                          A FLORIDA LIMITED PARTNERSHIP


                          LIMITED PARTNERSHIP AGREEMENT